                                   EXHIBIT 3.1

                        [Seal of the State of Washington]

- --------------------------------------------------------------------------------
                     STATE OF WASHINGTON  SECRETARY OF STATE
- --------------------------------------------------------------------------------

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal,

hereby certify that the attached is a true and correct copy of
                  STATEMENT OF RELATIVE RIGHTS AND PREFERENCES
                   (SERIES B, $100 PAR VALUE PREFERRED STOCK)
            (THE FLEXIBLE DUTCH AUCTION RATE TRANSFERABLE SECURITIES)

                                       of
                        PUGET SOUND POWER & LIGHT COMPANY


as filed in this office on January 15, 1988



                                   Date: 1/15/1988
                                   Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.


                                                  /s/ RALPH MUNRO
                                   ---------------------------------------------
                                          RALPH MUNRO, SECRETARY OF STATE



                                                                             dlh

                          PUGET SOUND POWER & LIGHT COMPANY

                  STATEMENT OF RELATIVE RIGHTS AND PREFERENCES FOR
             THE FLEXIBLE DUTCH AUCTION RATE TRANSFERABLE SECURITIES(SM)
                      $100 PAR VALUE PREFERRED STOCK, SERIES B

                          -----------------------------------


     Pursuant to Section 23A.08.130 of the Washington Business Corporation Act, Puget Sound Power & Light Company (the "Corporation"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Corporation duly convened and held on January 14, 1988, the following resolution was duly adopted:

     RESOLVED, that pursuant to the authority expressly vested in it by the Corporation's Restated Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Corporation hereby establishes an additional series of the Corporation's $100 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and preferences thereof, including the methods and procedures for determining the rate(s) of dividends, the price, terms and conditions of redemption, and the amount payable upon shares in the event of voluntary or involuntary liquidation, as follows:

     1.   DESIGNATION.  The shares of such series shall be designated
"Flexible Dutch Auction Rate Transferable Securities(SM) $100 Par Value Preferred Stock, Series B" (the "Series B FLEX DARTS") and the number of shares constituting such series shall be 500,000. The Series B FLEX DARTS shall be issued in units (the "Units"), with each Unit consisting of 1,000 shares of Series B FLEX DARTS. The Series B FLEX DARTS may be purchased or transferred only in whole Units and the Series B FLEX DARTS included in the Units may not be separately purchased or transferred.

     2. DEFINITIONS. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

          (a) "Additional Dividend Payment Date," during a Designated Dividend Period of 26 or 52 weeks, means the thirteenth, twenty-sixth and thirty-ninth Monday (provided that any such Monday is not otherwise a Normal Dividend Payment Date), as applicable, after the first day of such Designated Dividend Period; PROVIDED, HOWEVER, that (i) if any such Monday or the Tuesday following such Monday is not a Business Day, the "Additional Dividend Payment Date" that would otherwise be such Monday shall be the first Business Day after such Monday that is immediately followed by a Business Day or (ii) if the Securities Depository shall make available to its participants and members the amounts due as dividends on Units in immediately available funds in The City of New York on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Trust Company) and if any such Monday is not a Business Day, the "Additional Dividend Payment Date" that would otherwise be such Monday shall be the first Business Day after such Monday.

          (b) "Applicable Rate" means the rate per annum at which dividends are payable on the shares of the Series B FLEX DARTS for any Dividend Period.

          (c)  "Auction" means each periodic operation of the Auction
Procedures.

          (d) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

          (e) "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 6 below.

          (f) "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized by law to close.

          (g)  "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Common Stock" means all shares now or hereafter issued of the class of common stock, without par value, of the Corporation now or hereafter authorized and any other shares into which such shares may hereafter be changed from time to time.

          (i) "Corporation" means Puget Sound Power & Light Company, a Washington corporation.

          (j) "Date of Original Issue" means the date on which the Corporation originally issues Series B FLEX DARTS.

          (k) "Designated Dividend Period" has the meaning set forth in paragraph 3(b)(i) below.

          (l) "Dividend Payment Date" has the meaning set forth in paragraph 3(b)(i) below.

          (m) "Dividend Period" has the meaning set forth in paragraph 3(c)(i) below.

          (n) "Holder" means the holder of Units as its name appears on the Stock Books of the Corporation.

          (o) "Initial Dividend Payment Date" has the meaning set forth in paragraph 3(b)(i) below.

          (p) "Initial Dividend Period" has the meaning set forth in paragraph 3(c)(i) below.

          (q) "Initial Dividend Rate" has the meaning set forth in paragraph 3(c)(i) below.

           (r) "Minimum Holding Period" has the meaning set forth in paragraph 3(b)(i) below.

           (s) "Normal Designated Dividend Period" has the meaning set forth in paragraph 3(b)(i) below.

          (t) "Normal Dividend Payment Date" has the meaning set forth in paragraph 3(b)(i) below.

          (u) "Notice of Redemption" has the meaning set forth in paragraph 5(a) below.

          (v) "Preferred Stock" means the $100 par value preferred stock and the $25 par value preferred stock of the Corporation, as such preferred stock may be issued from time to time.

          (w) "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with the Series B FLEX DARTS.

          (x) "Series B FLEX DARTS" means the 500,000 shares Of Preferred Stock, $100 par value per share, of the Corporation designated as its "Flexible Dutch Auction Rate Transferable Securities(SM) $100 Par Value Preferred Stock, Series B."

          (y) "Stock Books" means the stock transfer books of the Corporation maintained by the Trust Company.

          (z) "Subsequent Dividend Period" has the meaning specified in paragraph 3(c)(i) below.

          (aa) "Trust Company" means Manufacturers Hanover Trust Company unless and until another bank, trust company or other entity appointed by a resolution of the Board of Directors of the Corporation, enters into an agreement(s) with the Company to follow the Auction Procedures for the purpose of determining the Applicable Rate for the Series B FLEX DARTS.

          (bb) "Units" means units of shares of Series B FLEX DARTS, with each Unit consisting of 1,000 shares of Series B FLEX DARTS.

     3.   DIVIDENDS.

          (a) The Holders shall be entitled to annual preferential dividends, in accordance with Article VI, Section 3 of the Articles, at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

          (b) (i) Dividends on Series B FLEX DARTS, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on April 11, 1988, on each Monday that is the last day of each successive Designated Dividend Period thereafter (each such date on which dividends could be payable but for the following proviso being herein referred to as a "Normal Dividend Payment Date") and, in addition, during any Designated Dividend Period of 26 or 52 weeks, on each Additional Dividend Payment Date; PROVIDED, HOWEVER, that if any Normal Dividend Payment Date, the Friday preceding such Normal Dividend Payment Date or the Tuesday following such Normal Dividend Payment Date is not a Business Day, then (A) dividends on Series B FLEX DARTS that would - otherwise be payable on such Normal Dividend Payment Date shall be payable on the first Business Day after such Normal Dividend Payment Date that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Friday or a day after such Friday or (B) if the Securities Depository shall make available to its participants and members the amounts due as dividends on

     Series B FLEX DARTS, in immediately available funds in The City of New York on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Trust Company), then dividends on Series a FLEX DARTS that would otherwise be payable on such Normal Dividend Payment Date shall be payable on the first Business Day on or after such Normal Dividend Payment Date that is preceded by a Business Day that is the preceding Friday or a day after such Friday
     (each such date of payment of dividends, other than an additional
     Dividend Payment Date, being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the above-mentioned proviso, the next succeeding Dividend Payment Date shall, subject to such proviso, be the Monday that is the last day of the next succeeding Designated Dividend Period. "Designated Dividend Period" shall mean a period of 7, 13, 26 or 52 weeks (or, in the case of a Designated Dividend Period immediately following a Designated Dividend Period of 13 weeks or longer, 8, 9, 10,
     11 or 12 weeks), as designated or deemed to be designated by the Corporation as provided in the following sentence, commencing on the Initial Dividend Payment Date or a Normal Dividend Payment Date, as the case may be (a Designated Dividend Period of seven weeks, as may be adjusted pursuant to the third succeeding sentence, being herein referred to as a "Normal Designated Dividend Period"). Prior to 12:30 p.m., New York City time, on the third Business Day prior to the related Auction Date, the Corporation may, by written notice to the Trust
     Company and each Holder at such Holder's address as the same appears on the Stock Books of the Corporation, designate the length of the next succeeding Designated Dividend Period; PROVIDED, HOWEVER, that (A) if any such notice shall not have been received by the Trust Company prior to 12:30 -p.m., New York City time, on the third Business Day prior to the related Auction Date or (B) in the event that Sufficient Clearing
     Bids (as defined in paragraph 6(d)(i) below) do not result from the related Auction, the Corporation shall be deemed to have designated such next Designated Dividend Period as a Normal Designated Dividend Period.
     Any designation of a Designated Dividend Period by the Corporation pursuant to the preceding sentence shall be irrevocable.
     Notwithstanding the foregoing, (I) in the event of a change in law lengthening the minimum holding period (currently found in Section
     246(c) of the Code) (the "Minimum Holding Period") required for taxpayers to be entitled to the dividends received deduction on preferred stock held by nonaffiliated corporations (currently found in Section 243(a) of the Code), the Board of Directors of the Corporation or a duly designated committee thereof shall adjust the number of weeks in each Normal Designated Dividend Period commencing after the date of such change in law to equal or exceed the then-current Minimum Holding Period; PROVIDED, that the Normal Designated Dividend Period, as adjusted, shall (x) consist of a whole number of weeks,
     (y) not exceed by more than nine days the length of such then-current Minimum Holding Period, and (z) in no event exceed 14 weeks, and (II) the Corporation shall not designate any Designated Dividend Period to be shorter than a Normal Designated Dividend Period. Upon any such change in the number of weeks in a Normal Designated Dividend Period as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Trust Company and to each Holder at such Holder's address as the same appears on the Stock Books of the Corporation.

                 (ii) Each dividend shall be paid to the Holder of Units as its name appears on the Stock Books of the Corporation at the opening of business on the Business Day next preceding the Dividend Payment Date or Additional Dividend Payment Date therefor. Dividends in arrears that were payable on any past Dividend Payment Date or Additional Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date or Additional Dividend Payment Date. The persons entitled to such dividend payments shall be the Holders whose names appear on the Stock Books of the Corporation on a date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or a duly designated committee thereof.

          (c) (i) The dividend rate (the "Initial Dividend Rate") on Series B FLEX DARTS during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period") shall be 6.10% per annum. Commencing on the Initial Dividend Payment Date, the dividend rate on Series B FLEX DARTS for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period," and the Initial Dividend Period or any Subsequent Dividend Period being hereinafter referred to as a "Dividend Period"), which Subsequent Dividend Period shall commence on the last day of the preceding Dividend Period and shall end on the next Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures.

                 (ii) The amount of dividends per share of the Series B FLEX DARTS payable for any Dividend Period or part of thereof (including, during a Designated Dividend Period of 6 or 52 weeks, each period commencing an a Dividend Payment Date or Additional Dividend Payment Date and ending on the immediately succeeding Additional Dividend Payment Date or Dividend Payment Date, as the case may be) shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which shall be the number of days in the period commencing on the immediately preceding Dividend Payment Date or Additional Dividend Payment Date, as the case may be, and ending on the applicable dividend Payment Date or Additional Dividend Payment, as the case may be (calculated by counting the first day thereof but excluding the last day thereof), and the denominator of which shall be 360 and multiplying the rate so obtained by $100. The amount of dividends per Unit of Series B FLEX DARTS payable for any Dividend Period or part thereof shall be computed by multiplying the amount of dividends per share of Series B FLEX DARTS determined as aforesaid by 1,000.

          (d) Holders of Units shall not be entitled to any dividends, whether payable in cash, property or stock, in \ excess of full cumulative dividends, as herein provided, on the Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on Units that may be in arrears.

      4. LIQUIDATION PREFERENCES. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B FLEX DARTS shall be entitled to receive, for each share thereof, the sum of $100, together with accrued dividends, before any distribution of the assets shall be made to the holders of the Preference Stock, the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Series B FLEX DARTS but the holders of the Series B FLEX DARTS shall be entitled to no further participation in such distribution.

     5. REDEMPTION. The Series B FLEX DARTS shall be redeemable by the Corporation only in whole Units as provided below:

          (a) At its option, the Corporation, by resolution of its Board of Directors or a duly designated committee thereof may, out of funds legally available therefor, redeem the Units as a whole or from time to time in part (but in whole Units only) on any Dividend Payment Date at $100 per share ($100,000 per Unit), plus an amount equal to accrued and unpaid dividends on such shares (whether or not earned or declared) to the redemption date.
In addition to the requirements of Article VI, Section 5 of the Articles, whenever Units are to be redeemed, at least 30 and not more than 45 days prior to the date fixed for redemption the Corporation shall mail a notice ("Notice of Redemption") by first class mail, postage prepaid, to each Holder of record of Units to be redeemed and to the Trust Company. A Notice of Redemption shall be addressed to the Holder at the address of the Holder appearing on the Stock Books of the Corporation maintained by the Trust Company. The Notice of Redemption shall also be published in The Wall Street Journal at least 15 days and not more than 45 days prior to the date fixed for redemption. The Notice of Redemption shall include a statement of (i) the redemption date, (ii) the redemption price, (iii) the number of Series B FLEX DARTS and number of Units to be redeemed, (iv) the place or places where Units are to be surrendered for payment of the redemption price, (v) that dividends on the shares to be redeemed will cease on such redemption date, and (vi) the CUSIP number for the Series B .FLEX DARTS. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by law.

          (b) If Notice of Redemption shall have been given as aforesaid and the Corporation shall have deposited a sum sufficient to redeem the Series B FLEX DARTS as to which Notice of Redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders thereof as shareholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate, and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Trust Company the interest, if any, on such monies deposited with it and the Holders of any shares so redeemed shall have no claim to any such interest.

     6.   AUCTION PROCEDURES.

     (a)  CERTAIN DEFINITIONS

     Capitalized terms not defined in this paragraph 6 shall have the respective meanings specified in paragraphs I through 5 above. As used in this paragraph 6, the following terms shall have the following meanings, unless the context otherwise requires:

             (i) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of, or under common control with the Corporation.

            (ii) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

           (iii) "Applicable 'AA' Composite Commercial Paper Rate," on any Auction Date, shall mean (i) if the next succeeding Designated Dividend Period does not exceed nine weeks, (A) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor ("S&P") or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (B) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Commercial Paper Dealer to the Trust Company for the close of business on the Business Day immediately preceding such date, (ii) if the next succeeding Designated Dividend Period is a period of 10, 11 or 12 weeks, the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper as so determined, (iii) if the next succeeding Designated Dividend Period is a period of 13 weeks, or 14 weeks as a result of a change in the Minimum Holding Period, the interest equivalent of the 90-day rate on such commercial paper as so determined, or (iv) if the next succeeding Designated Dividend Period is a period of 26 weeks, the interest equivalent of the 180-day rate on such commercial paper as so determined. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360. If the rate obtained by the Trust Company is quoted on a basis other than a discount rate, the Trust Company shall convert the quoted rate to its interest equivalent after consultation with the Corporation as to the method of such conversion. If the Commercial Paper Dealer does not quote a rate required to determine the Applicable "AA"
     Composite

     Commercial Paper Rate, the Applicable "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation furnished by any Substitute Commercial Paper Dealer selected by the Corporation to provide such rate.

            (iv) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 6.

             (v) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

            (vi) "Available Units" shall have the meaning specified in paragraph 6(d)(i) below.

           (vii) "Bid" shall have the meaning specified in paragraph 6(b)(i) below.

          (viii) "Bidder" shall have the meaning specified in paragraph 6(b)(i) below.

            (ix) "Board of Directors" shall mean the Board of Directors of the Corporation, or any duly authorized committee of the Board of Directors acting on behalf thereof.

             (x) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 6, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

            (xi) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 6.

           (xii) "Commercial Paper Dealer" shall mean Shearson Lehman Commercial Paper Incorporated.

          (xiii) "Existing Holder," when used with respect to Units, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such Units in the records of the Trust Company.

           (xiv) "FLEX DARTS" shall mean the 500,000 shares of the Corporation's $100 par value preferred stock designated "Flexible Dutch Auction Rate Transferable Securities $100 Par Value Preferred Stock, Series B."

            (xv) "Hold Order" shall have the meaning specified in paragraph 6(b)(i) below.

           (xvi) "Master Purchaser's Letter" shall mean a Master Purchaser's Letter in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell Units as set forth in this paragraph 6.

          (xvii) "Maximum Applicable Rate" on any Auction Date shall mean the percentage of the Reference Rate in effect on such Auction Date, determined as set forth below, based on the prevailing rating of FLEX DARTS in effect at the close of business on the Business Day preceding such Auction Date and the length of the next succeeding Designated Dividend Period:

                                 Prevailing Rating/Percentage
                         -------------------------------------------
     Designated            AA/aa                               Below
     Dividend Period     or Above   A/a    BBB/baa    BB/ba    BB/ba
     ---------------     --------   ---    -------    -----    -----
     7 to 10 weeks       110%       120%   130%       200%     205%

     11 to 13 weeks*     115%       125%   140%       200%     215%

     26 weeks            120%       130%   150%       215%     225%

     52 weeks            130%       150%   175%       225%     260%

          For purposes of this definition, (x) the "prevailing rating" of FLEX DARTS shall be (i) AA/aa or above if FLEX DARTS have ratings of AA-or better by S&P and aa3 or better by Moody's Investors Service, Inc. or its successor ("Moody's"), or the equivalent of both such ratings by such agencies or a substitute rating agency(s) selected as provided below, (ii) if not AA/aa or above, then A/a if FLEX DARTS have ratings of A- or better by S&P and a3 or better by Moody's or the equivalent of both such ratings by such agencies or a substitute rating agency(s) selected as provided below, (iii) if not AA/aa or above or A/a, then BBB/baa, if FLEX DARTS have ratings of BBB- or better by S&P and baa3 or better by Moody's or the equivalent of both such ratings by such agencies or a substitute rating agency(s) selected as provided below,
     (iv) if not AA/aa or

     ---------------

     * If the Company adjusts the Normal Designated Dividend Period to 14 weeks as a result of a change in the Minimum Holding Period, then the Maximum Applicable Rate will be determined in the same manner as determined for a Designated Dividend Period of 13 weeks.

     above, A/a or BBB/baa, then BB/ba FLEX DARTS have ratings of BB- or better by S&P and ba3 or better Moody's, or the equivalent of both such ratings by such agencies or a substitute rating agency(s) selected as provided below, and (v) if not AA/aa or above, A/a, BBB/baa or BB/ba, then below BB/ba, and
     (y) the Designated Dividend Period shall be determined as provided in paragraph 3(b)(i) above without giving effect to subclause (B) thereof.
     The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide ratings for FLEX DARTS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Salomon Brothers Inc and Shearson Lehman Brothers Inc. or their successors shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as substitute rating agency(s), as the case may be.

         (xviii) "Minimum Applicable Rate," on any Auction Date, shall mean 59% of the Reference Rate in effect on such Auction Date.

           (xix) "One-Year Treasury Rate," on any Auction Date, the interest equivalent of (i) the rate for the most recent date set forth in H.15(519) for such Auction Date under the caption "U.S. Government Securities/Treasury Bills/Secondary Market/1-Year" or (ii) if by the close of business on the Business Day immediately preceding such Auction Date such H.15(519) is not yet published or is otherwise not available to the Trust Company, the arithmetic mean of the secondary market bid rates of the reference dealers as of the close of business on the Business Day immediately preceding such Auction Date quoted by such reference dealers to the Trust Company for the issue of United States Treasury bills with a remaining maturity closest to one year. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate; "H.15(5l9), for any Auction Date, shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System on the Monday immediately preceding such Auction Date; and "reference dealers" shall mean three primary United States Government securities dealers in The City of New York. If the bid rates obtained by the Trust Company are quoted on a basis other than a discount rate, the Trust Company shall convert the quoted rates to their interest equivalent after consultation with the Corporation as to the method of such conversion.

             (x) "Order" shall have the meaning specified in paragraph 6(b)(i) below.

           (xxi) "Outstanding" shall mean, as of any date, FLEX DARTS theretofore issued by the Corporation except, without duplication, (A) any FLEX DARTS theretofore cancelled or delivered to the Trust Company - for cancellation, or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (B) any FLEX DARTS as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (C) any FLEX DARTS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

          (xxii) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         (xxiii) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and (B) who may be interested in acquiring Units (or, in the case of an Existing Holder, additional Units).

          (xxiv) "Reference Rate," on any Auction Date, shall mean (A) if the next succeeding Designated Dividend Period is a period not exceeding 26 weeks, the Applicable "AA" Composite Commercial Paper Rate on such Auction Date and (B) if such Designated Dividend Period is a period of 52 weeks, the One-Year Treasury Rate on such Auction Date. For purposes of this definition, the Designated Dividend Period succeeding each Auction Date shall be determined as provided in paragraph 3(b)(i) but without giving effect to subclause (B) thereof.

           (xxv) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with FLEX DARTS.

          (xxvi) "Sell Order" shall have the meaning specified in paragraph 6(b)(i) below.

         (xxvii) "Submission Deadline" shall mean 12:30 p.m., New York City time, on any auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company, as specified by the Trust Company from time to time.

        (xxviii) "Submitted Bid" shall have the meaning specified in paragraph 6(d)(i) below.

          (xxix) "Submitted Hold Order" shall have the meaning specified in paragraph 6(d)(i) below.

           (xxx) "Submitted Order" shall have the meaning specified in paragraph 6(d)(i) below.

          (xxxi) "Submitted Sell Order" shall have the meaning specified in paragraph 6(d)(i) below.

         (xxxii) "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer that is a leading dealer in the commercial paper markets, provided that neither such dealer nor any of its affiliates is a Commercial Paper Dealer.

        (xxxiii) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 6(d)(i) below.

         (xxxiv) "Trust Company" shall mean Manufacturers Hanover Trust Company and its successors and assigns or any other bank, trust company or other entity selected by the Corporation which agrees to follow the Auction Procedures for the purposes of determining the Applicable Rate for FLEX DARTS.

          (xxxv) "Units" shall mean units consisting of 1,000 shares of FLEX DARTS.

         (xxxvi) "Winning Bid Rate" shall have the meaning specified in paragraph 6(d)(i) below.

     (b)  ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS

             (i)  On or prior to each Auction Date:

                    (A) each Existing Holder may submit to a Broker-Dealer information as to:

                         (1) the number of Outstanding Units, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                         (2) the number of outstanding Units if any, held by such Existing Holder which such existing Holder desires to continue to hold, provided that such Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                         (3) the number of Outstanding Units, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                    (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding Units, if any which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

          For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph 6(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause
     (A)(1) of this paragraph 6(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 6(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 6(b)(i) is hereinafter referred to as a "Sell Order."

            (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                         (1) the number of Outstanding Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified in such Bid; or

                         (2) such number or a lesser number of Outstanding FLEX DARTS to be determined as set forth in paragraph 6(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

                         (3) such number or a lesser number of Outstanding Units to be determined as set forth in paragraph 6(e)(ii)(C) if such specified rate shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                    (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                         (1) the number of Outstanding Units specified in such Sell Order; or

                         (2) such number or a lesser number of Outstanding Units to be determined as set forth in paragraph 6(e)(ii)(C) if Sufficient Clearing Bids do not exist.

                    (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                         (1) the number of Outstanding Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

                         (2) such number or a lesser number of Outstanding Units to be determined as set forth in paragraph 6(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

     (c)  SUBMISSION OF ORDERS BY BROKER-DEALERS TO TRUST COMPANY

             (i) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, specifying with respect to each Order:

                    (A)  the name of the Bidder placing such Order;

                    (B) the aggregate number of Outstanding Units that are the subject of such Order;

                    (C) "to the extent that such Bidder is an Existing
     Holder:

                         (1) the number of Outstanding Units, if any, subject to any Hold Order placed by such Existing Holder;

                         (2) the number of Outstanding Units, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                         (3) the number of Outstanding Units, if any, subject to any Sell Order placed by such Existing Holder; and

                    (D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

            (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

           (iii) If an order or Orders covering all of the Outstanding Units held by an Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Units held by such Existing Holder and not subject to Orders submitted to the Trust Company.

            (iv) If one or more Orders covering in the aggregate more than the number of Outstanding Units held by an Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

                    (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Units held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Units subject to such Hold Orders exceeds the number of Outstanding Units held by such Existing Holder, the number of Units subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding Units held by such Existing Holder;

                    (B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Units subject to Hold Orders referred to in clause (A) of this paragraph 6(c)(iv);

                         (2) subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such existing Holder and the number of Outstanding Units subject to such Bids is greater than such excess, the number of Outstanding Unit subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Outstanding Units equal to such excess; and

                         (3) subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding Units subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

                    (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Outstanding Units subject to Hold Orders referred to in clause (A) of this paragraph 6(c)(iv) and Bids referred to in clause (B) of this paragraph 6(c)(iv).

             (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Units therein specified.

            (vi) If any rate specified in any Bid is lower than the Minimum Applicable Rate for the Dividend Period to which such Bid relates, such Bid shall be determined to be a Bid specifying a rate equal to such Minimum Applicable Rate.

           (vii) Orders by Existing Holders and Potential Holders must specify the numbers of Units in whole Units. Any Order that specifies a number of Units other than in whole Units will be invalid and will not be considered a Submitted Order for purposes of an Auction.

     (d) DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE

             (i) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

                    (A) The excess of the total number of Outstanding Units over the number of Outstanding Units that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Units");

                    (B)  from the Submitted Orders, whether:

                         (1) the number of Outstanding Units that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                         (2) [a] the number of Outstanding Units that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate and

                              [b]  the number of Outstanding Units that are
     subject -to Submitted Sell Orders if such excess or such equality exists (other than because the number of Outstanding Units in clauses [a] and [b] above are each zero because all the Outstanding Units are the subject of Submitted Hold Orders), such Submitted Bids in clause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids" and

                    (C) Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate"), which if:

                         (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Units that are the subject of such Submitted Bids, and

                         (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the Units that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate being at least equal to the Available Units.

            (ii) Promptly after the Trust Company has made the determinations pursuant to paragraph 6(d)(i), the Trust Company shall advise the Corporation of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period shall be as follows:

                    (A) if Sufficient Clearing Bids exist, then the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined:

                    (B) if Sufficient clearing Bids do not exist (other than because all of the Outstanding Units are the subject of Submitted Hold Orders), then the Applicable Rate for the next succeeding Dividend Period shall be equal to (1) the Maximum Applicable Rate, if the next succeeding Designated Dividend Period is a Normal Designated Dividend Period, or (2) if the next succeeding Designated Dividend Period as designated by the Corporation is not a Normal Designated Dividend Period, the higher of (x) the Maximum Applicable Rate as determined for such next succeeding Designated Dividend Period and (y) the Maximum Applicable Rate as determined pursuant to paragraph 6(a)(xiv) above, assuming that such next succeeding Designated Dividend Period is a Normal Designated Dividend Period; or

                    (C) if all of the Outstanding Units are the subject of Submitted Hold Orders, then the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Applicable Rate.

     (e) ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF UNITS

     Based on the determinations made pursuant to paragraph 6(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

             (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraphs 6(e)(iii) and 6(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                    (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Units that are the subject of such Submitted Bid;

                    (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid;

                    (C) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring the Potential Holder to purchase the Units that are the subject of such Submitted Bid;

                    (D) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid, unless the number of Outstanding Units subject to all such Submitted Bids shall be greater than the number of Outstanding Units ("remaining Units") equal to the excess of the Available Units over the number of Outstanding Units subject to Submitted Bids described in clauses (B) and
     (C) of this paragraph 6(e)(i), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Outstanding Units, but only in an amount equal to the difference between (1) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid and (2) the number of Units obtained by multiplying (x) the number of remaining Units by
     (y) a fraction, the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                    (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding Units obtained by multiplying (x) the difference between the Available Units and the number of Outstanding Units subject to Submitted Bids described in clauses (B), (C) and (D) of this paragraph 6(e)(i) by (y) a fraction, the numerator of which shall be the number of Outstanding Units subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

            (ii) If Sufficient Clearing Bids have not been made (other than because all of the outstanding Units are subject to Submitted Hold Orders), subject to the provisions of paragraphs 6(e)(iii) and 6(e)(iv), Submitted orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                    (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid;

                    (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Units that are the subject of such Submitted Bid; and

                    (C) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Units obtained by multiplying (x) the difference between the Available Units and the aggregate number of Outstanding Units subject to Submitted Bids described in clauses (A) and (B) of this paragraph 6(e)(ii) by (y) a fraction, the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Units subject to all such Submitted Bids and Submitted Sell Orders.

           (iii) If, as a result of the procedures described in paragraph 6(e)(i) or 6(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Unit on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Units to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Outstanding Units purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Units.

            (iv) If, as a result of the procedures described in paragraph 6(e)(i), any Potential Holder would be entitled to purchase less than a whole Unit on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate Units for purchase among Potential Holders so that only whole Units are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Units on such Auction Date.

             (v) Based on the results of each Auction, the Trust Company shall determine the aggregate number of Outstanding Units to be purchased and the aggregate number of Outstanding Units to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Outstanding Units to be purchased and such aggregate number of Outstanding Units to be sold differ, determine to which other Broker-Dealer(s) acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer(s) acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Units.

     (f)  MISCELLANEOUS

     The Board of Directors may interpret the provisions of this paragraph 6 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Units. An Existing Holder (A) may sell, transfer or otherwise dispose of Units only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 6 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer and (B) shall have the ownership of the Units held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an Order, either directly or indirectly, in any Auction. Except as otherwise provided by law, all of the Outstanding Units shall be represented by a certificate registered in the name of the nominee of the Securities Depository and no Person acquiring Units shall be entitled to receive a certificate representing such Units. If any entity acting as Trust Company should resign as such at any time, the Corporation will use its best efforts to enter into an agreement(s) with a successor Trust Company containing substantially the same terms and conditions as the agreement with the Trust Company.

     (g)  HEADINGS OF SUBDIVISIONS

     The headings of the various subdivisions of this paragraph 6 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     7. VOTING RIGHTS. Holders of the Series B FLEX DARTS shall have no voting rights, either general or special, except as expressly required by applicable law and the Articles.

     8. SINKING FUND. The Series B., FLEX DARTS shall not be entitled to the benefits of a sinking fund.

     9. CONVERSION. The Units shall not be convertible into shares of stock of the Corporation of any other class, into any shares of $100 par value Preferred Stock of the Corporation or any other series, or into any other type of securities.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed in duplicate in its name and on its behalf by its duly authorized officers and its corporate seal to be affixed hereto, this fourteenth day of January, 1988.


                                            PUGET SOUND POWER & LIGHT COMPANY


                                            By    /s/ R. R. Sonstelie
                                              -------------------------------
                                                      R. R. Sonstelie,
                                                      President



                                            By    /s/ W. E. Watson
                                              -------------------------------
                                                      W. E. Watson,
                                                      Secretary

                        [Seal of the State of Washington]

- --------------------------------------------------------------------------------
                     STATE OF WASHINGTON  SECRETARY OF STATE
- --------------------------------------------------------------------------------

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby certify that the attached is a true and correct copy of


                  STATEMENT OF RELATIVE RIGHTS AND PREFERENCES
                   (SERIES A, $100 PAR VALUE PREFERRED STOCK)
            (THE FLEXIBLE DUTCH AUCTION RATE TRANSFERABLE SECURITIES)
                                       of

                        PUGET SOUND POWER & LIGHT COMPANY



as filed in this office on January 15, 1988


                                   Date:  1/15/1988
                                   Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.


                                                 /s/ Ralph Munro
                                   ---------------------------------------------
                                          RALPH MUNRO, SECRETARY OF STATE


                                                                             dlh

               STATEMENT OF RELATIVE RIGHTS AND PREFERENCES FOR
           THE FLEXIBLE DUTCH AUCTION RATE TRANSFERABLE SECURITIES
                   $100 PAR VALUE PREFERRED STOCK, SERIES A

                         ____________________________


     Pursuant to Section 23A.08.130 of the Washington Business Corporation Act, Puget Sound Power & Light Company (the "Corporation"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Corporation duly convened and held on January 14, 1988, the following resolution was duly adopted:

     RESOLVED, that pursuant to the authority expressly vested in it by the Corporation's Restated Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Corporation hereby establishes an additional series of the Corporation's $100 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and determining the rate(s) of dividends, the price, terms preferences thereof, including the methods and procedures for determining the rate(s) of dividends, the price, terms and conditions of redemption, and the amount payable upon shares in the event of voluntary or involuntary liquidation, as follows:

     1.   DESIGNATION.   The shares of such series shall be designated
"Flexible Dutch Auction Rate Transferable Securities(SM) $100 Par Value Preferred Stock, Series A" (the "Series A FLEX DARTS") and the number of shares constituting such series shall be 500,000. The Series A FLEX DARTS shall be issued in units (the "Units"), with each Unit consisting of 1,000 shares of Series A FLEX DARTS. The Series A FLEX DARTS may be purchased or transferred only in whole Units and the Series A FLEX DARTS included in the Units may not be separately purchased or transferred.

     2. DEFINITIONS. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

          (a) "Additional Dividend Payment Date," during a Designated Dividend Period of 26 or 52 weeks, means the thirteenth, twenty-sixth and thirty-ninth Monday (provided that any such Monday is not otherwise a Normal Dividend Payment Date), as applicable, after the first day of such Designated Dividend Period; PROVIDED, HOWEVER, that (i) if any such Monday or the Tuesday following following such Monday is not a Business Day, the "Additional Dividend Payment Date" that would otherwise be such Monday shall be the first Business Day after such Monday that is immediately followed by a Business Day or (ii) if the Securities Depository shall make available to its participants and members the amounts due as dividends on Units in immediately available funds in The City of New York on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Trust Company) and if any such Monday is not a Business Day, the "Additional Dividend Payment Date" that would otherwise be such Monday shall be the first Business Day after such Monday.

          (b) "Applicable Rate" means the rate per annum at which dividends are payable on the shares of the Series A FLEX DARTS for any Dividend Period.

          (c)  "Auction" means each periodic operation of the Auction
Procedures.

          (d) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

          (e) "Auction Procedures" means the procedures for conducting reductions set forth in paragraph 6 below.

          (f) "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized by law to close.

          (g)  "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Common Stock" means all shares now or hereafter issued of the class of common stock, without par value, of the Corporation now or hereafter authorized and any other shares into which such shares may hereafter be changed from time to time.

          (i) "Corporation" means Puget Sound Power & Light Company, a Washington Corporation.

          (j) "Date of original issue" means the date on which the Corporation originally issues Series A FLEX DARTS.

          (k) "Designated Dividend Period" has the meaning set forth in paragraph 3(b)(i) below.

          (1) "Dividend Payment Date" has the meaning set forth in Paragraph 3(b)(i) below.

          (m) "Dividend Period" has the meaning set forth in paragraph 3(c)(i) below.

          (n) "Holder" means the holder of Units as its name appears on the Stock Books of the Corporation.

          (o) "Initial Dividend Payment Date" has the meaning set forth in paragraph 3(b)(i) below.

          (p) "Initial Dividend Period" has the meaning set forth in paragraph 3(c)(i) below.

          (q) "Initial Dividend Rate" has the meaning set forth in paragraph 3(c)(i) below.

          (r) "Minimum Holding Period" has the meaning set north in paragraph 3(b)(i) below.

          (s) "Normal Designated Dividend Period" has the meaning set forth in paragraph 3(b)(i) below.

          (t) "Normal Dividend Payment Date" has the meaning set forth in paragraph 3(b)(i) below.

          (u) "Notice of Redemption" has the meaning set forth in paragraph 5(a) below.

          (v) "Preferred Stock" means the $100 par value preferred stock and the $25 par value preferred stock of the Corporation, as such preferred stock may be issued from time to time.

          (w) "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with the Series A FLEX DARTS.

         (x) "Series A FLEX DARTS" means the 500,000 shares of Preferred Stock, $100 par value per share, of the Corporation designated as its "Flexible Dutch Auction Rate Transferable Securities $100(SM) Par Value Preferred Stock, Series A."

          (y) "Stock Books" means the stock transfer books of the Corporation maintained by the Trust Company.

          (z) "Subsequent Dividend Period" has the meaning specified in paragraph 3(c)(i) below.

          (aa) "Trust Company" means Manufacturers Hanover Trust Company unless and until another bank, trust company or other entity appointed by a resolution of the Board of Directors of the Corporation, enters into an agreement(s) with the Company to follow the Auction Procedures for the purpose of determining the Applicable Rate for the Series A FLEX DARTS.

          (bb) "Units" means units of shares of Series A FLEX DARTS, with each Unit consisting of 1,000 shares of Series A FLEX DARTS.

     3.   DIVIDENDS.

          (a) The Holders shall be entitled to annual preferential dividends, in accordance with Article VI, Section 3 of the Articles, at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

          (b) (i) Dividends on Series A FLEX DARTS, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on March 14, 1988, on each Monday that is the last day of each successive Designated Dividend Period thereafter (each such date on which dividends would be payable but for the following proviso being herein referred to as a "Normal Dividend Payment Date") and, in addition, during any Designated Dividend Period of 26 or 52 weeks, on each Additional Dividend Payment Date; PROVIDED, HOWEVER, that if any Normal Dividend Payment Date, the Friday preceding such Normal Dividend Payment Date or the Tuesday following such Normal Dividend Payment Date is not a Business Day, then (A) dividends on Series A FLEX DARTS that would otherwise be payable on such Normal Dividend Payment Date shall be payable on the first Business Day after such Normal Dividend Payment Date that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Friday or a day after such Friday or
     (B) if the Securities Depository shall make available to its participants and members the amounts due as dividends on

     Series A FLEX DARTS, in immediately available funds in The City of New York on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Trust Company), then dividends on Series A FLEX DARTS that would otherwise be payable on such Normal Dividend Payment Date shall be payable on the first Business Day on or after such Normal Dividend Payment Date that is preceded by a Business Day that is the preceding Friday or a day after such Friday (each such date of payment of dividends, other than an Additional Dividend Payment Date, being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the above mentioned proviso, the next succeeding Dividend Payment Date shall, subject to such proviso, be the Monday that is the last day of the next succeeding Designated Dividend Period. "Designated Dividend Period" shall mean a period of 7, 13, 26 or 52 weeks (or, in the case of a Designated Dividend Period immediately following a Designated Dividend Period of 13 weeks or longer, 8, 9, 10, 11 or 12 weeks), as designated or deemed to be designated by the Corporation as provided in the following sentence, commencing on the Initial Dividend Payment Date or a Normal Dividend Payment Date, as the case may be (a Designated Dividend Period of seven weeks, as may be adjusted pursuant to the third succeeding sentence, being herein referred to as a "Normal Designated Dividend Period"). Prior to 12,30 p.m., New York City time, on the third Business Day prior to the related Auction Date, the Corporation may, by written notice to the Trust Company and each Holder at such Holder's address as the same appears on the Stock Books of the Corporation, designate the length of the next succeeding Designated Dividend Period; PROVIDED, HOWEVER, that (A) if any such notice shall not have been received by the Trust Company prior to 12:30 p.m., New York City time, on the third Business Day prior to the related Auction Date or (B) in the event that Sufficient Clearing Bids (as defined in paragraph 6(d)(i) below) do not result from the related Auction, the Corporation shall be deemed to have designated such next Designated Dividend Period as a Normal Designated Dividend Period. Any designation of a Designated Dividend Period by the Corporation pursuant to the preceding sentence shall be irrevocable. Notwithstanding the foregoing, (I) in the event of a change in law lengthening the minimum holding period (currently found in Section 246(c) of the Code) (the "Minimum Holding Period") required for taxpayers to be entitled to the dividends received deduction on preferred stock held by nonaffiliated corporations (currently found in Section 243(a of the Code), the Board of Directors of the Corporation or a duly designated committee thereof shall adjust the number of weeks in each Normal Designated Dividend Period commencing after the date of such change in law to equal or exceed the then current Minimum Holding Period; PROVIDED, that the Normal Designated Dividend Period, as adjusted, shall (x) consist of a whole number of weeks,
     (y) not exceed by more than nine days the length of such then current Minimum Holding Period, and (z) in no event exceed 14 weeks, and (II) the Corporation shall not designate any Designated Dividend Period to be shorter than a Normal Designated Dividend Period. Upon any such change in the number of weeks in a Normal Designated Dividend Period as a result of a change in law, the Corporation shall mail notice of such change by first class mail, postage prepaid, to the Trust Company and to each Holder at such Holder's address as the same appears on the Stock Books of the Corporation.

                  (ii) Each dividend shall be paid to the Holder of Units as its name appears on the Stock Books of the Corporation at the opening of business on the Business Day next preceding the Dividend Payment Date or Additional Dividend Payment Date therefor. Dividends in arrears that were payable on any past Dividend Payment Date or Additional Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date or Additional Dividend Payment Date. The persons entitled to such dividend payments shall be the Holders whose names appear on the Stock Books of the Corporation on a date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or a duly designated committee thereof.

          (c) (i) The dividend rate (the "Initial Dividend Rate") on Series A FLEX DARTS during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period") shall be 6% per annum. Commencing on the Initial Dividend Payment Date, the dividend rate on Series A FLEX DARTS for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period," and the Initial Dividend Period or any Subsequent Dividend Period being hereinafter referred to as a "Dividend Period"), which Subsequent Dividend Period shall commence on the last day of the preceding Dividend Period and shall end on the next Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures.

                  (ii) The amount of dividends per share of the Series A FLEX DARTS payable for any Dividend Period or part thereof (including, during a Designated Dividend Period of 26 or 52 weeks, each period commencing on a Dividend Payment Date or Additional Dividend Payment Date and ending on the immediately succeeding Additional Dividend Payment Date or Dividend Payment Date, as the case may be) shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which shall be the number of days in the period commencing on the immediately preceding Dividend Payment Date or Additional Dividend Payment Date, as the case may be, and ending on the applicable Dividend Payment Date or Additional Dividend Payment Date, as the case may be (calculated by counting the first day thereof but excluding the last day thereof), and the denominator of which shall be 360 and multiplying the rate so obtained by $100. The amount of dividends per Unit of Series A FLEX DARTS payable for anv Dividend Period or part thereof shall be computed by multiplying the amount of dividends per share of Series A FLEX DARTS determined as aforesaid by 1,000.

          (d) Holders of Units shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on Units that may be in arrears.

     4. LIQUIDATION PREFERENCES. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A FLEX DARTS shall be entitled to receive, for each share thereof, the sum of $100, together with accrued dividends, before any distribution of the assets shall be made to the holders of the Preference Stock, the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Series A FLEX DARTS; but the holders of the Series A FLEX DARTS shall be entitled to no further participation in such distribution.

     5. REDEMPTION. The Series A FLEX DARTS shall be redeemable by the Corporation only in whole Units as provided below:

         (a) At its option, the Corporation, by resolution of its Board of Directors or a duly designated committee thereof may, out of funds legally available therefor, redeem the Units as a whole or from time to time in part (but in whole Units only) on any Dividend Payment Date at $100 per share ($100,000 per Unit), plus an amount equal to accrued and unpaid dividends on such shares (whether or not earned or declared) to the redemption date.
In addition to the requirements of Article VI, Section 5 of :he Articles, whenever Units are to be redeemed, at least 30 and not more than 45 days prior to the date fixed for redemption the Corporation shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid to each Holder of record of Units to be redeemed and to the Trust Company. A Notice of Redemption shall be addressed to the Holder at the address of the Holder appearing on the Stock Books of the Corporation maintained by the Trust Company. The Notice of Redemption shall also be published in The Wall Street Journal at least 15 days and not more than 45 days prior to the date fixed for redemption. The Notice of Redemption shall include a statement of (i) the redemption date, (ii) the redemption price, (iii) the number of Series A FLEX DARTS and number of Units to be redeemed, (iv) the place or places where Units are to be surrendered for payment of the redemption price, that dividends on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the CUSIP number for the Series A FLEX DARTS. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by law.

          (b) If Notice or Redemption shall have been given as aforesaid and the Corporation shall have deposited a sum sufficient to redeem the Series A FLEX DARTS as to which Notice of Redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders thereof as shareholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate, and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Trust Company the interest, if any, on such monies deposited with it and the Holders of any shares so redeemed shall have no claim to any such interest.

     6.   AUCTION PROCEDURES.

     (a)  CERTAIN DEFINITIONS

     Capitalized terms not defined in this paragraph 6 shall have the respective meanings specified in paragraphs 1 through 5 above. As used in this paragraph 6, the following terms shall have the following meanings, unless the context otherwise requires:

             (i) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control, of, or under common control with the Corporation.

            (ii) "Agent Member" shal1 mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

           (iii) "Applicable 'AA' Composite Commercial Paper Rate," on any Auction Date, shall mean (i) if the next succeeding Designated Dividend Period does not exceed nine weeks, (A) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor ("S&P") or the equivalent of such rating by S&P or another rating agency, as such 60-day fate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (B) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Commercial Paper Dealer to the Trust Company for the close of business on the Business Day immediately preceding such date, (ii) if the next succeeding Designated Dividend Period is a period of 10, 11 or 12 weeks, the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper as so determined, (iii) if the next succeeding Designated Dividend Period is a period of 13 weeks, or 14 weeks as a result of a change in the Minimum Holding Period, the interest equivalent of the 90-day rate on such commercial paper as so determined, or (iv) if the next succeeding Designated Dividend Period is a period of 26 weeks, the interest equivalent of the 180-day rate on such commercial paper as s-o determined. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360. If the rate obtained by the Trust Company is quoted on a basis other than a discount rate, the Trust Company shall convert the quoted rate to its interest equivalent after consultation with the Corporation as to the method of such conversion. If the Commercial Paper Dealer does not quote a rate required to determine the Applicable "AA"
     Composite

     Commercial Paper Rate, the Applicable "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation furnished by any Substitute Commercial Paper Dealer selected by the Corporation to provide such rate.

            (iv) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 6.

             (v) "Auction Date" shall mean the Business Day 2xt preceding a Dividend Payment Date.

            (vi) "Available Units" shall have the meaning specified in paragraph 6(d)(i) below.

           (vii) "Bid" shall have the meaning specified in paragraph 6(b)(i) below.

          (viii) "Bidder" shall have the meaning specified in paragraph 6(b)(i) below.

            (ix) "Board of Directors" shall mean the Board of Directors of the Corporation, or any duly authorized committee of the Board of Directors acting on behalf thereof.

             (x) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 6, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

            (xi) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 6.

           (xii) "Commercial Paper Dealer" shall mean Shearson Lehman Commercial Paper Incorporated.

          (xiii) "Existing Holder," when used with respect to Units, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such Units in the records of the Trust Company.

           (xiv) "FLEX DARTS" shall mean the 500,000 shares of the Corporation's $100 par value preferred stock designated "Flexible Dutch Auction Rate Transferable Securities $100 Par Value Preferred Stock, Series A."

            (xv) "Hold Order" shall have the meaning specified in paragraph 6(b)(i) below.

           (xvi) "Master Purchaser's letter" shall mean a Master Purchaser's Letter in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell Units as set forth in this paragraph 6.

          (xvii) "Maximum Applicable Rate" on any Auction Date shall mean the percentage of the Reference Rate in effect on such Auction Date, determined as set forth below, based on the prevailing rating of FLEX DARTS in effect at the close of business on the Business Day preceding such Auction Date and the length of the next succeeding Designated Dividend Period:

                                     Prevailing Rating/Percentage
                            ----------------------------------------------
     Designated              AA/aa                                   Below
     Dividend Period        or Above   A/a     BBB/baa    BB/ba      BB/ba
     ---------------        --------   ---     -------    -----      -----
     7 to 10 weeks           110%      120%      130%      200%      205%

     11 to 13 weeks*         1l5%      125%      140%      200%      215%

     26 weeks                120%      130%      150%      215%      225%

     52 weeks                130%      150%      175%      225%      260%

          For purposes of this definition, (x) the "prevailing rating" of FLEX DARTS shall be (i) AA/aa or above if FLEX DARTS have ratings of AA- or better by S&P and aa3 or better by Moody's Investors Service, Inc. or its successor ("Moody's"), or the equivalent of both such ratings by such agencies or a substitute rating agency(s) selected as provided below, (ii) if not AA/aa or above, then A/a if FLEX DARTS have ratings of A- or better by S&P and a3 or better by Moody's or the equivalent of both such ratings by such agencies or a substitute rating agency(s) selected as provided below, (iii) if not AA/aa or above or A/a, then BBB/baa, if FLEX DARTS have rating's of BBB- or better by S&P and baa3 or better by Moody's or the equivalent of both such ratings by such agencies or a substitute rating agency(s) selected as provided below,
     (iv) if not AA/aa or


     ----------------
     * If the Company adjusts the Normal Designated Dividend Period to 14 weeks as a result of a change in the minimum Holding Period, then the Maximum Applicable Rate will be determined in the same manner as determined for a Designated Dividend Period of 13 weeks.

     above, A/a or BBB/baa, when BB/ba if FLEX DARTS have ratings of BB- or better by S&P and ba3 or better by Moody's, or the equivalent of both such ratings by such agencies or a substitute rating agency(s) selected as provided below, and (v) if not AA/aa or above, A/a, BBB/baa or BB/ba, then below BB/ba, and (y) the Designated Dividend Period shall be determined as provided in paragraph 3(b)(i) above without giving effect to subclause (B) thereof. The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide ratings for FLEX DARTS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Salomon Brothers Inc and Shearson Lehman Brothers Inc. or their successors shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as substitute rating agency(s), as the case may be.

         (xviii) "Minimum Applicable Rate," on any Auction Date, shall mean 59% of the Reference Rate in effect on such Auction Date.

           (xix) "One-Year Treasury Rate," on any Auction Date, shall mean the interest equivalent of (i) the rate for the most recent date set forth in H.15(519) for such Auction Date under the caption "U.S. Government Securities/Treasury Bills/Secondary Market/1-Year" or (ii) if by the close of business on the Business Day immediately preceding such Auction Date such H.15(519) is not yet published or is otherwise not available to the Trust Company,, the arithmetic mean of the secondary market bid rates of the reference dealers as of the close of business on the Business Day immediately preceding such Auction Date quoted by such reference dealers to the Trust Company for the issue of United States Treasury bills with a remaining maturity closest to one year. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate; "H.15(519)," for any Auction Date, shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System on the Monday immediately preceding such Auction Date; and "reference dealers" shall mean three primary United States Government securities dealers in The City of New York. If the bid rates obtained by the Trust Company are quoted on a basis other than a discount rate, the Trust Company shall convert the quoted rates to their interest equivalent after consultation with the Corporation as to the method of such conversion.

            (xx) "Order" shall have the meaning specified in paragraph 6(b)(i) below.

           (xxi) "Outstanding" shall mean, as of any date, FLEX DARTS theretofore issued by the Corporation except, without duplication, (A) any FLEX DARTS theretofore cancelled or delivered to the Trust Company for cancellation, or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (B) any FLEX DARTS as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (C) any FLEX DARTS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

          (xxii) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or poli-tical subdivision thereof.

         (xxiii) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and (B) who may be interested in acquiring Units (or, in the case of an Existing Holder, additional Units).

          (xxiv) "Reference Rate," on any Auction Date, shall mean (A) if the next succeeding Designated Dividend Period is a period not exceeding 26 weeks, the Applicable "AA" Composite Commercial Paper Rate on such Auction Date and (B) if such Designated Dividend Period is a period of 52 weeks, the One-Year Treasury Rate on such Auction Date. For purposes of this definition, the Designated Dividend Period succeeding each Auction Date shall be determined as provided in paragraph 3(b)(i) but without giving effect to subclause (B) thereof.

           (xxv) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with FLEX DARTS.

          (xxvi) "Sell Order" shall have the meaning specified in paragraph 6(b)(i) below.

         (xxvii) "Submission Deadline" shall mean 12:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company, as specified by the Trust Company from time to time.

        (xxviii) "Submitted Bid" shall have the meaning specified in paragraph 6(d)(i) below.

          (xxix) "Submitted Hold Order" shall have the meaning specified in paragraph 6(d)(i) below.

           (xxx) "Submitted Order" shall have the meaning specified in paragraph 6(d)(i) below.

          (xxxi) "Submitted Sell Order" shall have the meaning specified in paragraph 6(d)(i) below.

         (xxxii) "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer that is a leading dealer in the commercial paper markets, provided that neither such dealer nor any of its affiliates is a Commercial Paper Dealer.

        (xxxiii) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 6(d)(i) below.

         (xxxiv) "Trust Company" shall mean Manufacturers Hanover Trust Company and its successors and assigns or any other bank, trust company or other entity selected by the Corporation which agrees to follow the Auction Procedures for the purposes of determining the Applicable Rate for FLEX DARTS.

          (xxxv) "Units" shall mean units consisting of 1,000 shares of FLEX DARTS.

         (xxxvi) "Winning Bid Rate" shall have the meaning specified in paragraph 6(d)(i) below.

     (b)  ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS

             (i)  On or prior to each Auction Date:

                     (A) each Existing Holder may submit to a Broker-Dealer information as to:

                             (1) the number of Outstanding Units, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                             (2) the number of Outstanding Units, if any, held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                             (3) the number of Outstanding Units, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                     (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding Units, if any, which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

          For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph 6(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause
     (A)(1) of this paragraph 6(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 6(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 6(b)(i) is hereinafter referred to as a "Sell Order."

            (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                             (1) the number of Outstanding Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified in such Bid; or

                             (2)  such number or a lesser number of
     Outstanding FLEX DARTS to be determined as set forth in paragraph 6(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

                 (3) such number or a lesser number of Outstanding Units to be determined as set forth in paragraph 6(e)(ii)(C) if such specified rate shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

             (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                             (1) the number of Outstanding Units specified in such Sell Order; or

                             (2)  such number or a lesser number of
     Outstanding Units to be determined as set forth in paragraph 6(e)(ii)(C) if Sufficient Clearing Bids do not exist.

                     (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                             (1) the number of Outstanding Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

                             (2)  such number or a lesser number of
     Outstanding Units to be determined as set forth in paragraph 6(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

     (c)  SUBMISSION OF ORDERS BY BROKER-DEALERS TO TRUST COMPANY

             (i) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, specifying with respect to each Order:

                     (A)  the name of the Bidder placing such Order;

                     (B) the aggregate number of Outstanding Units that are the subject of such Order;

                     (C)  to the extent that such Bidder is an Existing
     Holder:

                             (1) the number of Outstanding Units, if any, subject to any Hold Order placed by such Existing Holder;

                             (2) the number of Outstanding Units, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                             (3) the number of Outstanding Units, if any, subject to any Sell Order placed by such Existing Holder; and

                     (D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

             (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

            (iii) If an Order or orders covering all of the Outstanding Units held by an Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Units held by such Existing Holder and not subject to Orders submitted to the Trust Company.

            (iv) If one or more Orders covering in the aggregate more than the number of Outstanding Units held by an Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

                     (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Units held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Units subject to such Ho1d Orders exceeds the number of Outstanding Units held by such Existing Holder, the number of Units subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding Units held by such Existing Holder;

                     (B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Units subject to Hold Orders referred to in clause (A) of this paragraph 6(c)(iv);

                            (2) subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding Units subject to such Bids is greater than such excess, the number of Outstanding Units subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Outstanding Units equal to such excess; and

                            (3) subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding Units subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

                     (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding Units held by such existing Holder over the number of Outstanding Units subject to Hold Orders referred to in clause (A) of this paragraph 6(c)(iv) and Bids referred to in clause (B) of this paragraph 6(c)(iv).

             (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Units therein specified.

            (vi) If any rate specified in any Bid is lower than the Minimum Applicable Rate for the Dividend Period to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Applicable Rate.

           (vii) Orders by Existing Holders and Potential Holders must specify the numbers of Units in whole Units. Any Order that specifies a number of Units other than in whole Units will be invalid and will not be considered a Submitted Order for purposes of an Auction.

     (d) DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE

             (i) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

                     (A) the excess of the total number of Outstanding Units over the number of Outstanding Units that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Units");

                     (B)  from the Submitted Orders, whether:

                             (1) the number of Outstanding Units that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                             (2) [a] the number of Outstanding Units that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate and

                                  [b]  the number of Outstanding Units that
     are subject to Submitted Sell Orders if such excess or such equality exists (other than because the number of Outstanding Units in clauses [a] and [b] above are each zero because all the Outstanding Units are the subject of Submitted Hold Orders), such Submitted Bids in clause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids" and

                     (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate"), which if:

                             (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Units that are the subject of such Submitted Bids, and

                             (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the Units that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate being at least equal to the Available Units.

            (ii) Promptly after the Trust Company has made the determinations pursuant to paragraph 6(d)(i), the Trust Company shall advise the Corporation of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period shall be as follows:

                     (A) if Sufficient Clearing Bids exist, then the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

                     (B) if sufficient Clearing Bids do not exist (other than because all of the Outstanding Units are the subject of Submitted Hold Orders), then the Applicable Rate for the next succeeding Dividend Period shall be equal to (1) the Maximum Applicable Rate, if the next succeeding Designated Dividend Period is a Normal Designated Dividend Period, or (2) if the next succeeding Designated Dividend Period as designated by the Corporation is not a Normal Designated Dividend Period, the higher of (x) the Maximum Applicable Rate as determined for such next succeeding Designated Dividend Period and (y) the Maximum Applicable Rate as determined pursuant to paragraph 6(a)(xiv) above, assuming that such next succeeding Designated Dividend Period is a Normal Designated Dividend Period; or

                     (C) if all of the Outstanding Units are the subject of Submitted Hold Orders, then the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Applicable Rate.

     (e) ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF UNITS

     Based on the determinations made pursuant to paragraph 6(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

             (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraphs 6(e)(iii) and 6(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                     (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Units that are the subject of such Submitted Bid;

                     (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid;

                     (C) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring the Potential Holder to purchase the Units hat are the subject of such Submitted Bid;

                     (D) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid, unless the number of Outstanding Units subject to all such Submitted Bids shall be greater than the number of Outstanding Units ("remaining Units") equal to the excess of the Available Units over the number of Outstanding Units subject to Submitted Bids described in clauses (B) and
     (C) of this paragraph 6(e)(i), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Outstanding Units, but only in an amount equal to the difference between (1) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid and (2) the number of Units obtained by multiplying (x) the number of remaining Units by
     (y) a fraction, the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                     (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding Units obtained by multiplying (x) the difference between the Available Units and the number of Outstanding Units subject to Submitted Bids described in clauses (B), (C) and (D) of this paragraph 6(e)(i) by (y) a fraction, the numerator of which shall be the number of Outstanding Units subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

            (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Units are subject to Submitted Hold Orders), subject to the provisions of paragraphs 6(e)(iii) and 6(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                     (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units that are the object of such Submitted Bid;

                    (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Units that are the subject of such Submitted Bid; and

                     (C) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of (outstanding Units then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Units obtained by multiplying (x) the difference between the Available Units and the aggregate number of Outstanding Units subject to Submitted Bids described in clauses (A) and
     (B) of this paragraph 6(e)(ii) by (y) a fraction, the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Units subject to all such Submitted Bids and Submitted Sell Orders.

           (iii) If, as a result of the procedures described in paragraph 6(e)(i) or 6(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Unit on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Units to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Outstanding Units purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Units.

            (iv) If, as a result of the procedures described in paragraph 6(e)(i), any Potential Holder would be entitled to purchase less than a whole Unit on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate Units for purchase among Potential Holders so that only whole Units are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Units on such Auction Date.

             (v) Based on the results of each Auction, the Trust Company shall determine the aggregate number of Outstanding Units to be purchased and the aggregate number of Outstanding Units to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Outstanding Units to be purchased and such aggregate number of Outstanding Units to be sold differ, determine to which other Broker Dealer(s) acting for one or more purchasers such Broker Dealer shall deliver, or from which other Broker-Dealer(s) acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Units.

     (f)  MISCELLANEOUS

     The Board of Directors may interpret the provisions of this paragraph 6 to resolve anv inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Units. An Existing Holder (A) may sell, transfer or otherwise dispose of Units only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 6 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer and (B) shall have the ownership of the Units held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an Order, either directly or indirectly, in any Auction. Except as otherwise provided by law, all of the Outstanding Units shall be represented by a certificate registered in the name of the nominee of the Securities Depository and no Person acquiring Units shall be entitled to receive a certificate representing such Units. If any entity acting as Trust Company should resign as such at any time, the Corporation will use its best efforts to enter into an agreement(s) with a successor Trust Company containing substantially the same terms and conditions as the agreement with the Trust Company.

     (g)  HEADINGS OF SUBDIVISIONS

     The headings of the various subdivisions of this paragraph 6 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     7. VOTING RIGHTS. Holders of the Series A FLEX DARTS shall have no voting rights, either general or special, except as expressly required by applicable law and the Articles.

     8. SINKING FUND. The Series A FLEX DARTS shall not be entitled to the benefits of a sinking fund.

     9. CONVERSION. The Units shall not be convertible into shares of stock of the Corporation of any other class, into any shares of $100 par value Preferred Stock of the Corporation or any other series, or into any other type of securities.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed in duplicate in its name and on its behalf by its duly authorized officers and its corporate seal to be affixed hereto, this fourteenth day of January, 1988.



                                         PUGET SOUND POWER & LIGHT COMPANY



                                         By   /s/ R. R. Sonstelie
                                           -------------------------------
                                                  R. R. Sonstelie,
                                                  President



                                         By   /s/ W. E. Watson
                                           --------------------------------
                                                  W. E. Watson,
                                                  Secretary

                       PUGET SOUND POWER & LIGHT COMPANY
              STATEMENT OF RELATIVE RIGHTS AND PREFERENCES FOR THE
                        7-3/4% SERIES PREFERRED STOCK
                          (CUMULATIVE, $100 PAR VALUE)


                           --------------------------



     Pursuant to Section 23B.06.020 of the Washington Business Corporation Act, Puget Sound Power & Light Company (the "Company"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Company duly convened and held on March 18, 1992, the following resolution was duly adopted:

     RESOLVED - That pursuant to the authority expressly vested in it by theCompany's Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Company hereby establishes an additional series of the Company's $100 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and preferences thereof, including the rate of dividends, the price, terms and conditions of redemption, and the creation of a sinking fund, as follows:

     1. DESIGNATION. The shares of such series shall be designated "7-3/4% Series Preferred Stock (Cumulative, $100 par value)" (the "New Preferred Stock" herein) and the number of shares constituting such series shall be 750,000.

     2. DIVIDENDS. The holders of the New Preferred Stock shall be entitled to annual preferential dividends at the rate of 7-3/4%, in accordance with the provisions of Article VI, Section 3 of the Articles. Dividends shall commence to accrue from the date of the original issue of the shares. The first dividend date shall be May 15, 1992.

     3. REDEMPTION. The Company may, at its option expressed by resolution of the Board of Directors, redeem the New Preferred Stock as a whole at any time or in part from time to time in accordance with the provisions of
Section 5 of the Articles at the following prices per share, applicable to the redemption periods during which such redemptions occur:


        12 Month       Redemption           12 Month       Redemption
      Period Ended       Price            Period Ended       Price
      February 15,     Per Share          February 15,     Per Share
      ------------     ---------          ------------     ---------

         1993          $107.75               2001          $103.62
         1994           107.23               2002           103.10
         1995           106.72               2003           102.58
         1996           106.20               2004           102.07
         1997           105.68               2005           101.55
         1998           105.17               2006           101.03
         1999           104.65               2007           101.52
         2000           104.13

and at $100.00 per share if redeemed thereafter, plus an amount in each case equal to accrued and unpaid dividends (sometimes in the Articles called the "optional redemption price"); provided however, that no such redemption shall be made prior to February 15, 1997 if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking superior to or on a parity with the New Preferred Stock if such borrowed funds have an interest rate or cost to the Company or such stock has a dividend rate or cost to the Company (calculated in accordance with generally accepted financial practice) of less than the dividend rate per annum of the New Preferred Stock.

     4. SINKING FUND. The New Preferred Stock shall be entitled to the benefits of a sinking fund as follows:

         (A) On February 15 in each year, commencing with the year 1998, the Company shall, upon notice given as provided in Section 5 of the Articles redeem 37,500 shares of New Preferred Stock at a price per share equal to $100, together with accrued and unpaid dividends (sometimes in the Articles called the "sinking fund redemption price"). The Company may, at its option, by written notice signed by its President or one of its Vice-Presidents and given to the transfer agent for the New Preferred Stock, redeem an additional 37,500 shares of New Preferred Stock on any said February 15, which right shall be noncumulative. The obligation to redeem shares of the New Preferred Stock pursuant to the provisions of this Section, as such obligation may be increased by the Company pursuant to the preceding sentence, is herein sometimes referred to as the "sinking fund obligation."

         (B) The sinking fund obligation shall be cumulative so that if on any February 15, on or after February 15, 1998, the Company shall not have satisfied to the full extent the sinking fund obligation then due, for any reason whatsoever, then any such deficiency shall be made good before (i) any dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends or assets in liquidation to the New Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the New Preferred Stock) or any other distribution shall be made on any shares of such junior stock, (ii) any shares of stock ranking junior to the New Preferred Stock as to dividends or assets in liquidation may be redeemed, purchased or otherwise retired for a consideration by the Company (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of the Company ranking junior to the New Preferred
Stock as to dividends and assets in liquidation), or (iii) any shares of New Preferred Stock or of any stock ranking on a parity with the New Preferred Stock may be redeemed, purchased or otherwise retired for consideration by the Company. Nothing herein contained, however, shall prevent the Company from satisfying, in whole or in part, its obligations in respect of any sinking or purchase fund for shares of any other series of Preferred Stock, provided that any sinking fund obligations for the New Preferred Stock, which shall have theretofore become due as aforesaid and not have been satisfied, shall be satisfied buy a percentage not less than that by which any obligation of the Company in respect of any such other fund is to be satisfied.

         (C) The Company shall have the right to satisfy, in whole or in part, any sinking fund obligation (including any deficiency in any past sinking fund obligation) by crediting against such obligation any shares of the New Preferred Stock purchased or otherwise acquired by the Company, such credit to be effected by delivering to the transfer agent for the New Preferred
Stock not later than the January 1 next preceding the February 15 on which there is due any sinking fund obligation in respect of which such credit is to be taken, a certificate signed by its President or one of its Vice Presidents or its Treasurer, or one of its Assistant Treasurers, specifying the election of the Company to take such credit and stating that no previous sinking fund credit has been taken in respect of any such shares.

         (D) At least one day prior to the February 15 on which any sinking obligation is due, the Company shall deliver to the transfer agent for the New Preferred Stock, in trust for such redemption, an amount of money sufficient to redeem all shares of such stock called for redemption to satisfy such obligation, to be held and applied as provided in Section 5 of the Articles, and certificates properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, for any shares of such stock purchased or otherwise acquired by the Company which are to be used as a credit against the sinking fund obligation due on such date, for cancellation as provided in Section 5 of the Articles with respect to shares redeemed for sinking fund purposes.

     5. CONVERSION. The shares of the New Preferred Stock shall not be convertible into shares of stock of the Company of any other class, into any shares of Preferred Stock of the Company of any other series or into any other type of securities.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in triplicate in its name and on its behalf by its duly authorized officers and its corporate seal to be affixed hereto, this 23rd day of March, 1992.

                                        PUGET SOUND POWER & LIGHT COMPANY



                                        By  /s/  R. R. Sonstelie
                                          -------------------------------
                                            R. R. Sonstelie, President



                                        By  /s/  Wilbur E. Watson
                                          ------------------------------
                                            Wilbur E. Watson, Secretary

                        [Seal of the State of Washington]


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     STATE OF WASHINGTON  SECRETARY OF STATE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby certify that

                       RESTATED ARTICLES OF INCORPORATION

                                       of

                        PUGET SOUND POWER & LIGHT COMPANY

a                               Washington Profit                   corporation.

was/were filed for record in this office on the date indicated below.


Corporation Number: 2-151207-4                            Date:  January 5, 1988


                                   Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol


                                                  /s/ RALPH MUNRO
                                   ---------------------------------------------
                                           RALPH MUNRO, SECRETARY OF STATE

                        [Seal of the State of Washington]


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     STATE OF WASHINGTON  SECRETARY OF STATE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby certify that the attached is a true and correct copy of

                       RESTATED ARTICLES OF INCORPORATION

                                       of

                        PUGET SOUND POWER & LIGHT COMPANY


as filed in this office on January 5, 1988





                                   Date:  January 5, 1988


                                   Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol


                                                  /s/ RALPH MUNRO
                                   ---------------------------------------------
                                           RALPH MUNRO, SECRETARY OF STATE

                     RESTATED ARTICLES OF INCORPORATION          Exhibit 3.1
                                   OF
                     PUGET SOUND POWER & LIGHT COMPANY

     Pursuant to RCW 23A.16.075 and a resolution duly adopted by the Board of Directors on October 8, 1987, the following constitutes Restated Articles of Incorporation of the undersigned, a Washington Corporation. These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the oriqinal Articles of Incorporation and all amendments thereto.

                                  ARTICLE I.

     The name of this Corporation is PUGET SOUND POWER & LIGHT COMPANY.

                                 ARTICLE II.

     The purposes for which this Corporation is formed are as follows:

     SECTION 1. To engage in the electric utility business, including, but not limited to, the generation, purchase, interchange, transmission and sale of electricity and the furnishing of electric service generally, and to engage in any business or activity directly or indirectly related to the electric utility business.

     SECTION 2. To engage in the gas utility business, including, but not limited to, the manufacture, purchase, distribution and sale of gas and the furnishing of gas service generally, and to engage in any business or activity directly or indirectly related to the gas utility business.

     SECTION 3. To engage in the transportation business and any business or activity directly or indirectly related to the transportation of persons or property by any means of conveyance.

     SECTION 4. To engage in the real estate business, including, but not limited to, the purchase or other acquisition of real property and the subdividing, platting, development, improvement, use, sale or other disposition of real property or any interest therein and to engage in any business or activity directly or indirectly related to the real estate business.

     SECTION 5. To engage in any form of public service or utility business and any business or activity directly or indirectly related thereto.

     SECTION 6. To purchase or otherwise acquire, and to own, hold, use, mortgage, pledge or otherwise encumber, and to assign, sell, or otherwise dispose of, shares of stock or other securities of any kind whatsoever of any corporation or entity, and while the holder or owner thereof to exercise all of the rights of such ho1der or owner.

     SECTION 7. To borrow money with or without the giving of security of any kind or nature, and to execute and deliver notes, debentures, bonds and other evidences of indebtedness and to act as guarantor or surety, and, without limiting the generality of the foregoing, to mortgage, pledge, hypothecate or otherwise encumber the whole or any portion of the property of this Corporation, real, personal or mixed.

     SECTION 8. To carry on any business or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act, which may seem to this Corporation capable of being conveniently carried on in connection with any branch of this Corporation's business or calculated directly or indirectly to enhance the value of, or render profitable, any of this Corporation's business, property or rights.

     SECTION 9. In general, to do any or all of the things herein-before set forth, and such other things as are incidental or conducive to the attainment of the objects and purposes of this Corporation, or any of them, in any place whatsoever, as principal, agent, or otherwise, either alone or in conjunction with any person, firm, association or corporation; and to do such acts and things and to exercise any and all such powers to the full extent authorized or permitted to be done or exercised by a corporation under any laws that may be now or hereafter applicable or available to this Corporation.

     SECTION 10 . The several clauses contained in this statement of purposes shall be construed as both purposes and powers and the statements contained in each clause shall be in no way limited or restricted by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers; and nothing contained in these purposes shall be deemed in any way to limit or exclude any power, right or privilege given to this Corporation by law.

                                 ARTICLE III.

     The duration of this Corporation shall be perpetual.

                                 ARTICLE IV.

     The location and post office address of the registered office of this Corporation shall be Puget Power Building, 10608 N.E. 4th, Bellevue, Washington 98009.

                                 ARTICLE V.

     The total authorized shares of this Corporation shall consist of Eighty Million (80,000,000) shares of Common Stock without par value, Three Million (3,000,000) shares of Preferred Stock having a par value of One Hundred Dollars a share, Thirteen Million (13,000,000) shares of Preferred Stock having a par value of Twenty-five Dollars a share, and Seven Hundred Thousand (700,000) shares of Preference Stock having a par value of Fifty Dollars a share.

                                 ARTICLE VI.

     The provisions as to the respective rights, privileges, voting power, preferences, qualifications and restrictions of the several classes of stock are as follows:

SECTION 1. PREFERRED STOCK - GENERAL.

     The authorized Preferred Stock of this Corporation shall consist of two classes: stock of the par value of $100 per share entitled "$100 par value Preferred Stock" and stock of the par value of $25 per share entitled "$25 par value Preferred Stock". The $100 par value Preferred Stock and the $25 par value Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock," and unless otherwise specified all references herein to Preferred Stock shall be deemed to include the stock of both classes.

     The $100 par value Preferred Stock and the $25 par value Preferred Stock shall rank equally with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of this Corporation.

     Shares of the Preferred Stock may be divided into and issued in series. The series of the $100 par value Preferred Stock shall be of the same class and of equal rank and identical in all respects, and the series of the $25 par value Preferred Stock shall be of the same class and of equal rank and identical in all respects, except as to the following relative rights and preferences as to which there may be variations between the different series of the $100 par value Preferred Stock and between the different series of the $25 par value Preferred Stock:

          (a) The rate of dividends, dividend periods and dividend payment dates;

          (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (c) The amount payable upon shares in event of voluntary and involuntary liquidation;

          (d) Sinking fund provisions, if any, for the redemption or purchase of shares;

          (e) The terms and conditions, if any, on which the shares may be converted; and

          (f) Any other terms, conditions, or provisions which the Board of Directors shall have the authority to fix and determine under the Washington Business Corporation Act, as now in effect or hereafter amended.

     The Board of Directors is hereby expressly vested with the authority to divide any or all of the Preferred Stock into series and fix the designations of series and, within the limitations set forth herein, fix and determine the relative rights and preferences of the shares of any series so established.

SECTION 2. SPECIAL PROVISIONS OF PARTICULAR SERIES OF PREFERRED STOCK.

     2.01. The second series* of $100 par value Preferred Stock is designated 4.84% Preferred Stock and consists of 150,000 shares. The holders of the 4.84% Preferred Stock shall be entitled to preferential dividends at the rate of Four and 84/lOO percent (4.84%) per annum as provided in Section 3.

     2.02. This Corporation may, at its option expressed by resolution of the Board of Directors, redeem the 4.84% Preferred Stock as a whole at any time or in part from time to time in accordance with the provisions of
Section 5 at:

     $105.00   per share if redeemed prior to May 15, 1967,

     $104.00 per share if redeemed on May 15, 1967 or thereafter prior to May 15, 1972,

     $103.00 per share if redeemed on May 15, 1972 or thereafter prior to May 15, 1977,

     $102.00   per share if redeemed on or after May 15, 1977,

in each case together with any accrued dividends (herein sometimes called the "optional redemption price").

- -----------------------------------

     * Note: The provisions relating to the "first series of Preferred Stock" have been eliminated because the "first series" was redeemed and cancelled pursuant to a Certificate of Redemption, filed with the Secretary of State on May 19, 1964. Section 2 has been renumbered accordingly.

     2.03. The 4.84% Preferred Stock shall be entitled to the benefits of a sinking fund as follows:

          (A) On May 15 in each year, commencing with the year l966, this Corporation shall, upon notice given as provided in Section 5, redeem at a price per share equal to $100.00, together with accrued dividends (herein sometimes called the "sinking fund redemption price"), a number of shares of the 4.84% Preferred Stock equal to two percent (2%) of the maximum number of shares thereof outstanding at any one time prior to such May 15. The obligation to redeem shares of the 4.84% Preferred Stock pursuant to the provisions of this Section is herein sometimes referred to as the "sinking fund obligations".

          (B) The sinking fund obligation shall be cumulative so that if on any May 15, on or after May 15, 1966, this Corporation shall not have satisfied to the full extent the sinking fund obligation then due, for any reason whatsoever, then any such deficiency shall be made good before (i) any dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends or assets in liquidation to the Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preferred Stock) or any other distribution shall be made on any shares of such junior stock, (ii) any shares of stock ranking junior to the Preferred Stock as to dividends or assets in liquidation may be redeemed, purchased or otherwise retired for a consideration by this Corporation (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation) or (iii) any shares of Preferred Stock or of any stock ranking on a parity with the Preferred Stock may be redeemed, purchased or otherwise retired for a consideration by this Corporation. Nothing herein contained, however, shall prevent this Corporation from satisfying, in whole or in part, its obligations in respect of any sinking or purchase fund for shares of any other series of Preferred Stock, provided that any sinking fund obligations for the 4.84% Preferred Stock, which shall have theretofore become due as aforesaid and not have been satisfied, shall be satisfied by a percentage not less than that by which any obligation of this Corporation in respect of any such other fund is to be satisfied.

          (C) This Corporation shall have the right to satisfy in whole or in part any sinking fund obligation (including any deficiency in any past sinking fund obligation) by crediting against such obligation any shares of the 4.84% Preferred Stock purchased or otherwise acquired by this Corporation, such credit to be effected by delivering to the Transfer Agent for the 4.84% Preferred Stock not later than the April 1 next preceding the May 15 on which there is due any sinking fund obligation in respect of which such credit is to be taken, a certificate signed by its President or one of its Vice Presidents or its Treasurer or one of its Assistant Treasurers, specifying the election of this Corporation to take such credit and stating that no previous sinking fund credit has been taken in respect of any such shares.

          (D) At least one day prior to the May 15 on which any sinking fund obligation is due, this Corporation shall deliver to the Transfer Agent for the 4.84% Preferred Stock, in trust for such redemption, an amount of money sufficient to redeem all shares of such stock called for redemption to satisfy such obligation, to be held and applied as provided in Section 5, and certificates properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, for any shares of such stock purchased or otherwise acquired by this Corporation which are to be used as a credit against the sinking fund obligation due on such date, for cancellation as provided in Section 5 with respect to shares redeemed for sinking fund purposes.

     2.04. The third series of $100 par value Preferred Stock is designated 4.70% Preferred Stock and consists of 150,000 shares. The holders of the 4.70% Preferred Stock shall be entitled to preferential dividends at the rate of Four and 70/100 percent (4.70%) Per annum as provided in Section 3.

     2.05. This Corporation may, at its option expressed by resolution of the Board of Directors, redeem the 4.70% Preferred Stock as a whole at any time or in part from time to time in accordance with the provisions of Section 5 at:

     $107.00   per share if redeemed prior to May 15, 1969,

     $104.00 per share if redeemed on May 15, 1969 or thereafter prior to May 15, 1974,

     $102.00 per share if redeemed on May 15, 1974 or thereafter prior to May 15, 1979,

     $101.00   per share if redeemed on or after May 15, 1979,

in each case together with any accrued dividends (herein sometimes called the "optional redemption price").

     2.06. The 4.70% Preferred Stock shall be entitled to the benefits of a sinking fund as follows:

          (A) On May 15 in each year, commencing with the year 1968, this Corporation shall, upon notice given as provided in Section 5, redeem at a price per share equal to $100.00, together with accrued dividends (herein sometimes called the "sinking fund redemption price"), a number of shares of the 4.70% Preferred Stock equal to two percent (2%) of the maximum number of shares thereof outstanding at any one time prior to such May 15. The obligation to redeem shares of the 4.70% Preferred Stock pursuant to the provisions of this Section is herein sometimes referred to as the "sinking fund obligation".

          (B) The sinking fund obligation shall be cumulative so that if on any May 15, on or after May 15, 1968, this Corporation shall not have satisfied to the full extent the sinking fund obligation then due, for any reason whatsoever, then any such deficiency shall be made good before (i) any dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends or assets in liquidation to the Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preferred Stock) or any other distribution shall be made on any shares of such junior stock, (ii) any shares of stock ranking junior to the Preferred Stock as to dividends or assets in liquidation may be redeemed, purchased or otherwise retired for a consideration by this Corporation (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation) or (iii) any shares of Preferred Stock or of any stock ranking on a parity with the Preferred Stock may be redeemed, purchased or otherwise retired for a consideration by this Corporation. Nothing herein contained, however, shall prevent this Corporation from satisfying, in whole or in part, its obligations in respect of any sinking or purchase fund for shares of any other series of Preferred Stock, provided that any sinking fund obligations for the 4.70% Preferred Stock, which shall have theretofore become due as aforesaid and not have been satisfied, shall be satisfied by a percentage not less than that by which any obligation of this Corporation in respect of any such other fund is to be satisfied.

          (C) This Corporation shall have the right to satisfy in whole or in part any sinking fund obligation (including any deficiency in any past sinking fund obligation) by crediting against such obligation any shares of the 4.70% Preferred Stock purchased or otherwise acquired by this Corporation, such credit to be effected by delivering to the Transfer Agent for the 4.70% Preferred Stock not later than the April 1 next preceding the May 15 on which there is due any sinking fund obligation in respect of which such credit is to be taken, a certificate signed by its President or one of its Vice Presidents or its Treasurer or one of its Assistant Treasurers, specifying the election of this Corporation to take such credit and stating that no previous sinking fund credit has been taken in respect of any such shares.

          (D) At least one day prior to the May 15 on which any sinking fund obligation is due, this Corporation shall deliver to the Transfer Agent for the 4.70% Preferred Stock, in trust for such redemption, an amount of money sufficient to redeem all shares of such stock called for redemption to satisfy such obligation, to be held and applied as provided in Section 5, and certificates properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, for any shares of such stock purchased or otherwise acquired by this Corporation which are to be used as a credit against the sinking fund obligation due on such date, for cancellation as provided in Section 5 with respect to shares redeemed for sinking fund purposes.

SECTION 3. DIVIDEND PROVISIONS RELATING TO ALL SERIES OF PREFERRED STOCK.

     Out of the assets of this Corporation available for dividends the holders of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate per annum fixed for each series, and no more, payable quarterly on February 15, May 15, August 15 and November 15 in each year, provided, however, that as to any series of Preferred Stock issued after May 15, 1987, the Board of Directors may declare dividends at the rate or rates, or in accordance with methods or procedures established from time to time by the Board of Directors as to any such series, which may be subject to adjustment in accordance with a method or procedure adopted by resolution of the Board of Directors at the time of creation of such series, payable from time to time when and as declared by the Board of Directors or a committee or designee thereof. Dividends on the shares of Preferred Stock of each series shall be cumulative, and, at the option of the Board of Directors, shall, with respect to particular shares of each series, commence to accrue from the date of the original issue of such particular shares or from the dividend date next preceding such original issue.

     No dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends to the Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preferred Stock), no other distribution shall be made on any shares of such junior stock and no expenditure shall be made for the purchase, redemption or other retirement for a consideration of shares of this Corporation's stock of any class ranking junior as to assets in liquidation to the Preferred Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation), unless full dividends on all shares of the

Preferred Stock for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current dividend period shall have been or concurrently shall be paid or declared and a sum sufficient for the payment thereof set apart. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any dividend payment date. No accumulation of unpaid dividends on the Preferred Stock shall bear interest. Dividends remaining unclaimed by the holders of such Preferred Stock for six years after having been declared and made available for payment to such holders of Preferred Stock shall revert to this Corporation for its general corporate purposes and the obligations of this Corporation to pay such dividends shall at that time cease and determine. Any dividends declared or paid on the Preferred Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends to the next preceding dividend date were declared and paid thereon.

     So long as any shares of the Preferred Stock shall be outstanding, this Corporation shall not declare or pay any dividends on any shares of its stock of any class ranking junior as to dividends to the Preferred Stock (other than dividends payable in shares of any such junior stock) or make any other distribution on any shares of such junior stock, or make any expenditures for the purchase, redemption or other retirement for a consideration of shares of its stock of any class ranking junior as to assets in liquidation to the Preferred Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation), if the aggregate amount of all such dividends, distributions and expenditures paid or made by this Corporation and its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, after December 31, 1957, would exceed the aggregate amount of this Corporation's net income available for dividends on junior stock accumulated after December 31, 1957, by this Corporation and its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, plus the sum of $7,500,000.

SECTION 4. LIQUIDATION PROVISIONS RELATING TO ALL SERIES OF PREFERRED STOCK.

     In the event of any involuntary liquidation, dissolution or winding up of this Corporation, the holders of the $100 par value Preferred Stock shall be entitled to receive for each share thereof the sum of $100 together with accrued dividends and the holders of the $25 par value Preferred Stock shall be entitled to receive the amount per share determined by the Board of Directors for each series at the time of its issuance (which amount shall not be less than the par value or greater than the issue price thereof) together with accrued dividends, before any distribution of the assets shall be made to the holders of Common Stock, Preference Stock or stock of any other class ranking junior to the Preferred Stock as to assets in liquidation. In the event of any voluntary liquidation, dissolution or winding up of this Corporation, the holders of the Preferred Stock shall be entitled to receive an amount per share equal to the then applicable optional redemption price, before any distribution of the assets shall be made to the holders of Common Stock, Preference Stock or stock of any other class ranking junior to the Preferred Stock as to assets in liquidation. In either such event the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then the entire assets of this Corporation to be distributed shall be distributed among the holders of all series of the Preferred Stock then outstanding, ratably per share in proportion to the full preferential amounts per share to which they are respectively entitled as hereinabove provided. A consolidation or merger of this Corporation or sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of this Corporation shall not constitute a dissolution, liquidation or winding up of this Corporation within the meaning of this Section 4.

SECTION 5. REDEMPTION PROVISIONS RELATING TO ALL SERIES OF PREFERRED STOCK.

     This Corporation (a) at its option, expressed by resolution of its Board of Directors, may at any time or from time to time redeem the whole or any part of the Preferred Stock or of any series thereof at the optional redemption price for each such series; (b) at its option, expressed by resolution of its Board of Directors, or upon the happening of a specified event or events, may redeem the whole or any part of any series of the Preferred Stock created after May 15, 1987, at such time or times, price or prices, or rate or rates, as shall be fixed by resolution of the Board of Directors or from time to time in accordance with a method or procedure adopted by resolution of the Board of Directors at the time of the issuance of such series; and (c) may redeem the whole or any part of the Preferred Stock or of any series thereof at the sinking fund redemption price for each such series at such time or times and to the extent necessary to satisfy the obligations of this Corporation in respect of any sinking fund for any series of the Preferred Stock. Notice of any proposed redemption of Preferred Stock shall be given by this Corporation by mailing a copy of such notice at least thirty days but not more than ninety days prior to the date fixed for such redemption to the holders of the Preferred Stock to be redeemed of record on such date as shall be fixed by resolution of the Board of Directors at their respective addresses then appearing on the books of this Corporation. Any such redemption of any shares of

Preferred Stock shall be in such amount, at such place and by such method, whether by lot or pro rata, as shall from time to time be determined by vote of the Board of Directors, subject, in any case, to the provisions established for any series of Preferred Stock. On or after the date specified in such notice, each holder of shares of Preferred Stock called for redemption as aforesaid, upon presentation and surrender at the place designated in such notice of the certificates for such shares of Preferred Stock held by him, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank (if required by this Corporation) and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, shall be entitled to receive therefor the redemption funds to which he is entitled. On and after the date fixed for redemption, if notice is given as aforesaid, and unless default is made by this Corporation in providing money for payment of the redemption price, all dividends on the shares called for redemption shall cease to accrue; and on and after such redemption date, unless default be made as aforesaid, or on and after the date of earlier deposit by this Corporation with a bank or trust company doing business in the City of New York, New York, or in the City of Boston, Massachusetts, or in the City of Seattle, Washington, and having a capital and surplus of at least $1,000,000, in trust for the benefit of the holders of the shares of the Preferred Stock so called for redemption, of all funds necessary for such redemption as aforesaid (provided in the latter case that there shall have been mailed as aforesaid to holders of record of shares to be redeemed a notice of the redemption thereof or that this Corporation shall have executed and delivered to the Transfer Agent for the Preferred Stock or to the bank or trust company with which such deposit is made an instrument irrevocably authorizing it to mail such notice at this Corporation's expense) all rights of the holders of the shares called for redemption as shareholders of this Corporation, except only the right to receive the redemption price without interest, shall cease and determine. Any interest which shall have been allowed by such bank or trust company shall belong to this Corporation and shall be paid to it from time to time. Any funds so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six years after the redemption date shall be paid over by such bank or trust company to this Corporation and thereby revert to the general funds of this Corporation, to be used by it for its general corporate purposes, and thereafter such holders shall have no claim against such bank or trust company or this Corporation therefor. Any shares of Preferred Stock redeemed as aforesaid shall be cancelled and shall not be reissued. This Corporation may also from time to time purchase shares of its Preferred Stock at not exceeding the optional redemption price applicable to the particular shares at the time in effect plus customary brokerage commissions. Subject to the provisions of Section 6(A)(iv), shares of Preferred Stock so purchased may in the discretion of the Board of Directors be cancelled, reissued or otherwise disposed of from time to time to the extent permitted by law, provided, however, shares of any series of the Preferred Stock having the benefit of a sinking fund may not be reissued or otherwise disposed of as shares of the same series. If and so long as there are dividends in arrears on any shares of Preferred Stock, this Corporation shall not redeem or purchase any shares of the Preferred Stock unless in connection therewith all of the outstanding Preferred Stock is redeemed or a bona fide offer to purchase all of the outstanding Preferred Stock is made to all of the holders thereof at the same percentage of the then applicable optional redemption prices. This Corporation may, from time to time and without the consent or vote of the holders of Preferred Stock, take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock with respect to any shares of any series of Preferred Stock redeemed or purchased and cancelled.

SECTION 6. RESTRICTIONS ON CORPORATE ACTION FOR BENEFIT OF ALL SERIES OF
           PREFERRED STOCK.

     (A) So long as any of the Preferred Stock is outstanding this Corporation shall not, without the consent (given in writing or by a vote in person or by proxy at a meeting called for the purpose of the holders of shares of the $100 par value Preferred Stock of all series then outstanding) of the holders of at least two-thirds of the aggregate number of shares of the $100 par value Preferred Stock then outstanding, or of each series of the then outstanding $100 par value Preferred Stock if then so required by the laws of the State of Washington, and the consent (given in writing or by a vote in person or by proxy at a meeting called for the purpose of the holders of shares of the $25 par value Preferred Stock of all series then outstanding) of the holders of at least two-thirds of the aggregate number of shares of $25 par value Preferred Stock then outstanding, or of each series of the then outstanding S25 par value Preferred Stock if then so required by the laws of the State of Washington,

          (i) create or authorize any shares of stock, or increase the authorized amount of any class of stock ranking as to dividends or assets in liquidation prior to the Preferred Stock, or of any obligation or security convertible into stock ranking as to dividends or assets in liquidation prior to the Preferred Stock, or

         (ii) amend, change or repeal any of the express terms of the Preferred Stock outstanding in any manner prejudicial to the holders thereof, except that, if such amendment, change or repeal is prejudicial to the holders of less than all the series of the Preferred Stock, the consent of the holders of two-thirds of the total number of shares of the series so affected shall alone be required, or

        (iii) sell, lease or otherwise dispose of all or substantially all of its property (but no consent of the holders of the Preferred Stock shall be required by the foregoing in connection with the creation or amendment of any mortgage or other encumbrance securing indebtedness upon any or all of the assets of this Corporation), or

         (iv) issue any shares of the Preferred Stock or issue any stock of any class ranking as to dividends or as to assets in liquidation on a parity with the Preferred Stock or dispose of any shares of Preferred Stock or of such parity stock previously reacquired, unless

               (a) the net income available for dividends on Preferred Stock, as defined herein, for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued or disposed of, shall have seen at least two and one-half (2 1/2) times the aggregate annual dividend requirements upon the entire amount of Preferred Stock and any stocks of this Corporation of any class ranking as to dividends or assets in liquidation prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares,

               (b) the gross income available for payment of interest charges, as defined herein, for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued or disposed of, shall have been at least one and one-half (1 1/2) times the sum of (1) the aggregate annual interest charges on all indebtedness of this Corporation to be outstanding after giving effect to the issuance or disposition of such additional shares, and (2) the aggregate annual dividend requirements upon the entire amount of Preferred Stock and any stocks of this Corporation of any class ranking as to dividends or assets in liquidation prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares, and

               (c) the aggregate of the capital of this Corporation applicable to all stock ranking as to dividends and assets in liquidation junior to the Preferred Stock, plus capital surplus and earned surplus of this Corporation, including premiums on stock of this Corporation of any class, shall be not less than the aggregate amount payable upon involuntary liquidation, dissolution or winding up of this Corporation to the holders of shares of Preferred Stock and of stock ranking as to assets in liquidation prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares but excluding all such shares to be retired in connection with such proposed issuance or disposition.

     The foregoing computations shall be made as if this Corporation and its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, were the same corporation. There shall be excluded from the foregoing computations interest charges on all indebtedness and dividend requirements on all shares of stock which are to be retired in connection with the issuance or disposition of such additional shares. The gross income of any property acquired by this Corporation during or after the period for which income is computed, or of any property which is to be acquired in connection with the issuance or disposition of any such additional shares, if capable of being separately determined or estimated, may be included on a pro forma basis in the foregoing computations; and the gross income of any property disposed of by this Corporation during or after the period for which income is computed, if capable of being separately determined or estimated, shall be excluded on a pro forma basis in the foregoing computations.

     (B) So long as any of the $100 par value Preferred Stock is outstanding or any of the $25 par value Preferred Stock is outstanding, this Corporation shall not, without the consent (given in writing or by vote in person or by proxy at a meeting called for the purpose of the holders of shares of the $100 par value Preferred Stock of all series then outstanding) of the holders of a majority of the aggregate number of shares of the $100 par value Preferred Stock then outstanding, or of each series of the then outstanding $100 par value Preferred Stock if then so required by the laws of the State of Washington, or such greater proportion of such aggregate number of shares or of each series as shall then be required by such laws, and the consent (given in writing or by a vote in person or by proxy at a meeting ca1led for the purpose of the holders of shares of the $25 par value Preferred Stock of all series then outstanding), of the holders of a majority of the aggregate number of shares of the $25 par value Preferred Stock then outstanding, or of each series of the then outstanding $25 par value Preferred Stock if then so required by the laws of the State of Washington, or such greater proportion of such aggregate number of shares or of each series as shall then be required by such laws,

            (i) merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, authorized or permitted by a regulatory authority of the United States of America or of the State of Washington having jurisdiction in the premises; provided that the provisions of this paragraph (i) shall not apply

                 (a) to a purchase or other acquisition by this corporation of franchises or assets of another corporation, in any manner which does not involve a merger or consolidation, or

                 (b) to the merger into this Corporation of another corporation all the stock and other securities of which are at the time owned by this Corporation, or

           (ii) issue, assume or create unsecured securities (notes debentures or other securities representing unsecured indebtedness other than unsecured indebtedness maturing by its terms in one year or less from the date of its issue) for any purpose except to refund outstanding unsecured securities theretofore issued or assumed, if thereby the aggregate principal amount of such unsecured securities would exceed fifteen percent (15%) of the sum of (1) the total principal amount of all bonds or other securities representing secured indebtedness of this Corporation then to be outstanding, and (2) the capital represented by stock (including premiums on stock) of this Corporation and the capital and earned surplus of this corporation; provided, however, that any unsecured securities theretofore issued under any authorization of holders of Preferred Stock given pursuant hereto and the $15,000,000 principal amount of 5 1/4% Debentures due
November 1, 1983, of Puget Sound Power & Light Company, a Massachusetts corporation, predecessor to this corporation (and any securities to refund the same), shall not be considered in determining the amount of other unsecured securities which may be issued, assumed or created within the aforesaid fifteen percent (15%) limitation.

     (C) The voting rights of the $100 par value Preferred Stock hereinabove set forth shall not be effective if, in connection with any of the matters specified in paragraphs (A) or (B), provision is made for the redemption or other retirement of all of the $100 par value Preferred Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the redemption or other retirement of all shares of the $100 par value Preferred Stock at the time outstanding.

     (D) The voting rights of the $25 par value Preferred Stock hereinabove set forth shall not be effective if, in connection with any of the matters specified in paragraphs (A) or (B), provision is made for the redemption or other retirement of all of the $25 par value Preferred Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the redemption or other retirement of all shares of the $25 par value Preferred Stock at the time outstanding.

SECTION 7.  VOTING RIGHTS OF ALL CLASSES OF STOCK.

     The holders of the $100 par value Preferred Stock and the holders of the $25 par value Preferred Stock shall not be entitled to vote except

          (a)  as provided above in Section 6;

          (b) as may from time to time be mandatorily required by the laws of the State of Washington; and

          (c)  if and whenever dividends payable on any of the Preferred
Stock shall be in arrears in an amount equivalent to or exceeding four full quarterly dividends, the holders of the shares of the $100 par value Preferred Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, the holders of the $25 par value Preferred Stock voting separately as a class shall be entitled to elect two directors (provided, that if no shares of $100 par value Preferred Stock are outstanding, the holders of the $25 par value Preferred Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors), and the holders of the Common Stock voting separately as a class shall be entitled, subject to the right of the holders of the Preference Stock voting separately as a class to elect two directors under certain circumstances, to elect the remaining directors; but when all arrears in dividends on the Preferred Stock and the current dividend thereon shall have been declared and set apart for payment, all voting rights given by this clause (c) shall be divested from the Preferred Stock (subject, however, to being at any time or from time to time similarly revived and divested).

     So long as the holders of Preferred Stock shall have the right to elect directors under the terms of the foregoing clause (c), the number of directors constituting a full Board shall be an odd number fixed by the Board of Directors and stated in the notice of each meeting at which a full Board of Directors is to be elected.

     Whenever, under the provisions of the foregoing clause (c), the rights of holders of the Preferred Stock to elect directors shall accrue or shall terminate, the Board of Directors may, and within ten days after delivery to this Corporation at its registered office in the State of Washington of a request or requests to such effect signed by the holders of at least ten percent (10%) of the outstanding shares of any class of stock entitled to vote shall, call a special meeting in accordance with the Bylaws of this Corporation of the holders of the class or classes of stock of this Corporation entitled to vote, to be held within forty days from the delivery of such request, for the purpose of electing a full Board of Directors to serve until the next annual meeting and until their respective successors shall be elected and shall qualify; provided, however, that if the annual meeting of shareholders for the election of directors is to be held within sixty days after the delivery of such request, the Board of Directors need not act thereon. If, at any meeting called as aforesaid or at any annual meeting of shareholders after accrual or termination of the rights of holders of the Preferred Stock to elect directors as in the foregoing clause
(c) provided, any director shall not be reelected, his term of office shall end upon the election and qualification of his successor, notwithstanding that the term for which such director was originally elected shall not at the time have expired.

     If, during any interval between annual meetings of shareholders for the election of directors while holders of the

Preferred Stock shall be entitled to elect any director pursuant to the foregoing clause (c), the number of directors in office who have been elected by the holders of the $100 par value Preferred Stock or by the holders of the $25 par value Preferred Stock, or by the holders of the Common Stock, as the case may be, shall become less than the total number of directors subject to election by holders of shares of such class, whether by reason of the resignation, death, or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled (1) by the remaining directors or director, if any, then in office who either were or was elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class or, (2) if there is no such director remaining in office, at a special meeting of holders of shares of such class which shall be called by the President of this Corporation to be held within forty days after there shall have been delivered to this Corporation at its registered office in the State of Washington a request or requests signed by the holders of at least ten percent (10%) of the outstanding shares of such class.

     Any director may be removed from office for cause by vote of the holders of a majority of the shares of the class of stock which voted for his election (or for his predecessor in case such director was elected by directors). A special meeting of the holders of shares of any class may be called by a majority vote of the Board of Directors or by the President for the purpose of removing a director in accordance with the provisions of the preceding sentence, and shall be called within forty days after there shall have been delivered to this Corporation at its registered office in the State of Washington a request or requests to such effect signed by the holders of at least ten percent (10%) of the outstanding shares of the class entitled to vote with respect to the removal of any such director.

     Whenever, under the provisions of the Articles of Incorporation, the rights of the holders of Preferred Stock to elect directors shall accrue and be exercised, the amount of all dividends on the Preferred Stock which shall be in arrears shall as soon as practicable be paid out of any assets of this Corporation available therefor.

     Holders of Preferred Stock of any series and holders of stock of any other class shall not be entitled to receive notice of any meeting of holders of any class of stock at which they are not entitled to vote.

     Each holder of $100 par value Preferred Stock, as to all matters in respect of which such stock has voting power, is entitled to one vote for each share of stock standing in his name.

     Each holder of $25 par value Preferred Stock, as to all matters in respect of which such stock has voting power, is entitled to one vote for each share of stock standing in his name.

     Subject to the voting rights expressly conferred upon the Preferred Stock or upon other classes of stock by the Articles of Incorporation, the holders of the Common Stock shall exclusively possess the full voting power for the election of directors, and for all other purposes.

     The holders of the Preference Stock shall not be entitled to vote except

          (a) as may from time to time be mandatorily required by the laws of the State of Washington;

          (b) if and whenever dividends payable on any of the Preference Stock shall be in arrears in an amount equivalent to or exceeding four full quarterly dividends, the holders of the shares of the Preference Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors and the holders of the Common Stock voting separately as a class shall be entitled to elect the remaining directors, provided, such right of the holders of Preference Stock shall not be exercisable during periods when holders of the Preferred Stock are exercising their rights to elect directors under Section 7 of this Article VI, and when all arrears in dividends on the Preference Stock and the current dividend thereon shall have been declared and set apart for payment, all voting rights given by this clause (b) shall be divested from the Preference Stock (subject, however, to being at any time or from time to time similarly revived and divested);

          (c) during periods when holders of the Preferred Stock are exercising their rights to elect directors, as provided above, the holders of the shares of the Preference Stock voting separately as a class shall be entitled to elect two directors in addition to those elected by the holders of the $100 par value Preferred Stock and the holders of the $25 par value Preferred Stock and in place of two of the directors who would otherwise be elected by the holders of the Common Stock, which right of election by the holders of the Preference Stock shall continue until the rights of the Preferred Stock to elect directors terminate, at which time subject to (b) above of this paragraph it is likewise to terminate;

          (d) any amendment to the Articles of Incorporation or Bylaws altering materially any existing provisions of the Preference Stock, or creating or enlarging any class of stock having rights and preferences senior to those of the Preference Stock must be approved by a two-thirds vote of the shares of the Preference Stock voting separately as a class; and

          (e) any amendment to the Articles of Incorporation increasing the authorized shares of Preference Stock or creating or enlarging any class of stock ranking on a parity with the Preference Stock must be approved by a vote of a majority of the holders of the shares of the Preference Stock voting separately as a class.

     Each holder of Preference Stock, as to all matters in respect to which such stock has voting power, is entitled to one vote for each share of stock standing in his name.

     Whenever, under the provisions of the foregoing clauses (b) and (c), the rights of holders of the Preference Stock to elect directors shall accrue or shall terminate, the Board of Directors may, and within ten days after delivery to this Corporation at its registered office in the State of Washington of a request or requests to such effect signed by the holders of at least ten percent (10%) of the outstanding shares of any class of stock entitled to vote shall, call a special meeting in accordance with the Bylaws of this Corporation of the holders of the class or classes of stock of this Corporation entitled to vote, to be held within forty days from the delivery of such request, for the purpose of electing Directors pursuant to clause
(b) or (c), as the case may be, to serve until the next annual meeting and until their respective successors shall be elected and shall qualify; provided, however, that if the annual meeting of shareholders for the election of directors is to be held within sixty days after the delivery of such request, the Board of Directors need not act thereon. If, at any meeting called as aforesaid or at any annual meeting of shareholders after accrual or termination of the right of holders of the Preference Stock to elect directors as in the foregoing clauses (b) and (c) provided, any director shall not be reelected, his term of office shall end upon the election and qualification of his successor, notwithstanding that the term for which such director was originally elected shall not at the time have expired.

     If, during any interval between annual meetings of shareholders for the election of directors while holders of the Preference Stock shall be entitled to elect any director pursuant to the foregoing clauses (b) and
(c), the number of directors in office who have been elected by the holders of the Preference Stock, or by the holders of the Common Stock, as the case may be, shall become less than the total number of directors subject to election by holders of shares of such class, whether by reason of the resignation, death or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled
(1) by the remaining directors or director, if any, then in office who either were or was elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class or (2), if there is no such director remaining in office, at a special meeting of holders of shares of such class which shall be called by the President of this Corporation to be held within forty days after there shall have been delivered to this Corporation at its registered office in the State of Washington a request or requests signed by the holders of at least ten percent (10%) of the outstanding shares of such class.

SECTION 8.  COMMON STOCK.

     DIVIDENDS. Subject to compliance with the requirements of Section 3 and of any sinking or purchase fund for any series of Preferred Stock, dividends may be declared by the Board of Directors and paid upon the Common Stock, to the exclusion of the Preferred Stock, out of any assets of this Corporation available for dividends.

     LIQUIDATION PROVISIONS.  Subject to compliance with the requirements of
Section 4, in the event of any liquidation, dissolution or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of this Corporation available for distribution to its shareholders.

SECTION 9.  DEFINITIONS.

     (A) The term "gross income available for payment of interest charges" shall mean the total operating revenues of this Corporation, less the total operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or undistributed income), and other appropriate items, including provision for maintenance, and provision for retirements, depreciation or obsolescence, plus or minus, as the case may be, any net non-operating income or deductions, but excluding any charges on account of interest on debt or on account of debt discount and expense, all to be determined in accordance with sound accounting practice. In determining such "gross income available for payment of interest charges", no deduction or adjustment shall be made for or in respect of (1) profits or losses from the sale, abandonment or other disposition of property properly carried in the plant or investment accounts of this Corporation, or taxes paid on or in respect of any such profits, or
(2) charges for the elimination or amortization of utility plant adjustment accounts or other intangibles.

     (B) The term "net income available for dividends on Preferred Stock" shall mean the total operating revenues of this Corporation, less the total operating expenses, taxes (including income, excess profits and other taxes based on or measured by income of undistributed earnings or undistributed income), interest charges, dividend requirements on any stock ranking prior as to dividends or assets in liquidation to the Preferred Stock and other appropriate items, including provision for maintenance, and provision for retirements, depreciation or obsolescence, and including charges for amortization of debt discount and expense, plus or minus, as the case may be, any net non-operating income or deductions, all to be determined in accordance with sound accounting practice. In determining such "net income available for dividends on Preferred Stock", no deduction or adjustment shall be made for or in respect of (1) expenses in connection with the issuance, redemption or retirement of any securities of this

Corporation, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of this Corporation, interest or dividends on the securities redeemed or retired from the date on which the funds required for retirement are deposited in trust for such purpose to the date of redemption or retirement, (2) profits or losses from the sale, abandonment or other disposition of property properly carried in the plant or investment accounts of this Corporation, or taxes paid on or in respect of any such profits, (3) charges for the elimination or amortization of utility plant adjustment accounts or other intangibles, or
(4) any earned surplus adjustment (including tax adjustments) applicable to any period prior to January 1, 1959.

     (C) The term "net income available for dividends on junior stock" shall mean "net income available for dividends on Preferred Stock," as defined and determined above, less the sum of all dividends paid and all dividends accrued and unpaid on any outstanding Preferred Stock and any other class of stock ranking on a parity with the Preferred Stock as to dividends.

     (D) The term "sound accounting practice" shall mean recognized principles of accounting practice followed by companies engaged in a business similar to that of this Corporation, provided that any applicable rules, regulations or orders of any public regulatory authority having jurisdiction over the accounts of this Corporation shall be controlling, except to the extent that this Corporation, at that time, shall be contesting in good faith the validity or applicability to this Corporation of any such rule, regulation or order.

     (E) The term "accrued dividends" means, in respect of each share of the Preferred Stock, that amount which shall be equal to simple interest upon the par value thereof at the annual rate thereon and no more from the date upon which cumulative dividends on such share commence to accrue to the date fixed for payment of any amount to be distributed in liquidation or upon redemption less the aggregate amount of all dividends theretofore paid or declared and set apart for payment thereon.

     (F) The term "this Corporation" includes, to the extent applicable, its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, in addition to this Corporation.

SECTION 10.  PREEMPTIVE RIGHTS.

     No preemptive right shall exist with respect to shares of stock or securities convertible into shares of stock. Any and all shares of stock and securities convertible into shares of stock that may be issued at any time may, in whole or in part, be disposed of without having been offered to shareholders.

SECTION 11.  PREFERENCE STOCK.

     11.01. GENERAL. Stock of the par value of $50 per share entitled "Preference Stock" may be issued by the Board of Directors in series which shall be of the same class and of equal rank and identical in all respects except that to the extent not established herein the Board of Directors shall have the authority to fix the designation of the series and to fix and determine the following relative rights and preferences of the shares of any series so established:

          (a)    The rate of dividends;

          (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (c) The amount payable upon shares in event of voluntary and involuntary liquidation;

          (d) Sinking fund provisions, if any, for the redemption or purchase of shares;

          (e) The terms and conditions, if any, on which the shares may be converted; and

          (f) Any other terms, conditions, or provisions which the Board of Directors shall have the authority to fix and determine under the Washington Business Corporation Act, as now in effect or hereafter amended.

     11.02. DIVIDEND RIGHTS. Out of the assets of this Corporation available for dividends, the holders of the Preference Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate per annum fixed for each series by the Board of Directors at the time of issuance of each series, and no more, payable quarterly on the dates fixed by the Board of Directors at the time of issuance of each series. Dividends on the shares of Preference Stock of each series shall be cumulative, and, at the option of the Board of Directors, shall, with respect to particular shares of each series, commence to accrue from the date of the original issue of such particular shares or from the quarterly dividend date next preceding such original issue. The Preference Stock shall be considered junior stock for purposes of Section 3 of this Article VI.

     No dividend shall be paid upon or set apart for the shares of Common
Stock or of any other class of stock ranking junior as to dividends to the Preference Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preference Stock), no other distribution shall be made on any shares of such junior stock and no expenditure shall be made for the purchase, redemption or other retirement for a consideration of shares of this Corporation's stock of any class ranking junior as to assets in liquidation to the Preference Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preference Stock as to dividends and assets in liquidation), unless full dividends on all shares of the Preference Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be paid or declared and a sum sufficient for the payment thereof set apart. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. No accumulation of unpaid dividends on the Preference Stock shall bear interest. Dividends remaining unclaimed by the holders of such Preference Stock for six years after having been declared and made available for payment to such holders of Preference Stock shall revert to this Corporation for its general corporate purposes and the obligation of this Corporation to pay such dividends shall at that time cease and determine. Any dividends declared or paid on the Preference Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preference Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preference Stock of each series if full cumulative dividends to the next preceding quarterly dividend date were declared and paid thereon.

     11.03. LIQUIDATION PROVISIONS. In the event of any liquidation, dissolution or winding up of this Corporation, if involuntary, the holders of the Preference Stock shall be entitled to receive, for each share thereof, the sum of $50 together with accrued dividends, or, in case such liquidation, dissolution or winding up shall have been voluntary, an amount per share equal to the then applicable optional redemption price, before any distri-bution of the assets shall be made to the holders of the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Preference Stock, but after payment of the liquidation rights of the Preferred Stock, provided for in Section 4 of this Article VI. The holders of the Preference Stock shall be entitled to no further participation in such distribution. If upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Preference Stock shall be insufficient to permit the payment of the full preferential amount aforesaid, then after payment of such liquidation rights of the Preferred Stock the entire assets of this Corporation to be distributed shall be distributed among the holders of all series of the Preference Stock then outstanding, ratably per share in proportion to the full preferential amounts per share to which they are respectively entitled as hereinabove provided. A consoli-dation or merger of this Corporation or sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of this Corporation shall not constitute a dissolution, liquidation or winding up of this Corporation within the meaning of this Section 11.03.

     11.04. CONVERSION RIGHTS. The Board of Directors may fix and determine, prior to the issuance of each series of the Preference Stock, to the extent then permitted by the Washington Business Corporation Act, the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company, and the price or prices or the rates of exchange and the adjustment at which such shares shall be convertible or exchangeable. The Board of Directors may also establish antidilution provisions for each convertible series.

                               ARTICLE VII.

     The amount of paid-in capital with which this Corporation will begin business is the sum of SIX HUNDRED DOLLARS ($600.00).

                              ARTICLE VIII.

     SECTION 1. The Board of Directors of this Corporation shall be, and hereby is, expressly vested with full power and authority to issue and sell, from time to time, the authorized but unissued shares of stock and securities convertible into shares of stock, upon such terms and conditions and for such lawful consideration as the Board of Directors shall determine, all in accordance with the laws of the State of Washington.

     SECTION 2. The authority to make, alter, amend or repeal bylaws not inconsistent with law or these Articles of Incorporation shall be, and is hereby, expressly vested in the Board of Directors of this Corporation, subject to the power of the shareholders to change or repeal such bylaws; provided, however, that the Board of Directors shall not make or alter any bylaws fixing their qualifications, classifications, term of office, or compensation.

     SECTION 3. The number of Directors of this Corporation shall be fixed in the manner provided in the Bylaws, provided that the number of Directors shall not be less than nine. The Directors shall be divided into three classes, each class to be as nearly equal in number as possible, any Director or Directors in excess of a number divisible by three being assigned to the first class or to the first and second classes, as the case may be. At the Annual Meeting of Shareholders in 1982, the Directors of the first class shall be elected to serve until the next ensuing Annual Meeting, the Directors of the second class to serve until the second ensuing Annual
Meeting, and the Directors of the third class to serve until the third ensuing Annual Meeting, and in each case until their respective successors shall have been elected and qualified or until their prior death, resignation or removal. Beginning at the Annual Meeting of Shareholders in the year 1983, and thereafter at each Annual Meeting, successors to the Directors of the class whose term of office shall then expire shall be elected to serve until the third ensuing Annual Meeting, and until their respective successors shall have been elected and qualified or until their prior death, resignation or removal. In case of any change in the number of Directors, the respective classes shall be adjusted so that thereafter each of the three classes shall be as nearly equal in number as possible, any Director or Directors in excess of the number divisible by three being assigned to the class or classes having the shortest unexpired terms.

                                  ARTICLE IX.

     The following Statements of Relative Rights and Preferences annexed hereto are hereby incorporated by reference in these Restated Articles of Incorporation as though fully set forth herein:

     Annex A Statement of Relative Rights and Preferences for the 8% Preferred Stock, $100 par value.

     Annex B Statement of Relative Rights and Preferences for the 9.36% Preferred Stock, $25 par value.

     Annex C Statement of Relative Rights and Preferences for the Adjustable Rate Cumulative Preferred Stock Series A ($100 par value).

                                   ARTICLE X
                        LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of the Corporation shall not be liable to the Corporation or its Shareholders for monetary damages for conduct as a Director. Any amendment to or repeal of this
Article X shall not adversely affect any right or protection of a Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, We have hereunto set our hands this 4th day of January, 1988.

                                                 /s/     John W. Ellis
                                                 ------------------------
                                                         John W. Ellis


                                                 /s/   W. E. Watson
                                                 ------------------------
                                                       W. E. Watson

                                AFFIDAVIT

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF KING       )

John W. Ellis and W. E. Watson, being first duly sworn on oath, depose and say:

          (1) That we have been authorized to execute the foregoing Restated Articles of Incorporation by resolution of the Board of Directors adopted at the duly constituted meeting held October 8, 1987;

          (2) That the Restated Articles of Incorporation correctly set forth the text of the Articles of Incorporation as amended and supplemented to the date hereof; and

          (3) That the Restated Articles supersede and take the place of heretofore existing Articles of Incorporation and amendments thereto.


                                                 /s/  John W. Ellis
                                                 -----------------------
                                                      John W. Ellis


                                                 /s/   W. E. Watson
                                                 -----------------------
                                                       W. E. Watson

          SUBSCRIBED AND SWORN to before me this 4th day of January, 1988


                                                 /s/  Lucius H. Biglow, Jr.
                                                 ------------------------


                                       Notary Public in and for the State of
                                       Washington, residing at Medina.  My
                                       appointment expires September 2, 1991

                       PUGET SOUND POWER & LIGHT COMPANY

               STATEMENT OF RELATIVE RIGHTS AND PREFERENCES FOR
   THE ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES A ($100 PAR VALUE)


                             --------------------


          Pursuant to Section 23A.08-130 of the Washington Business Corporation Act, Puget Sound Power & Light Company (the "Company"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Company duly convened and held on December 13, 1982, the following resolution was duly adopted:

           RESOLVED - That pursuant to the authority expressly vested in it by the Company's Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Company hereby establishes an additional series of the Company's $100 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and preferences thereof, including the rate of dividends, the price, terms and conditions of redemption, and the amount payable upon shares in event of voluntary or involuntary liquidation, as follows:


                ANNEX C TO RESTATED ARTICLES OF INCORPORATION

          1. DESIGNATION. The shares of such series shall be designated "Adjustable Rate Cumulative Preferred Stock, Series A ($100 par value)" (the "Adjustable Rate Preferred Stock" herein) and the number of shares constituting such series shall be 400,000.

           2. DIVIDENDS. The holders of the Adjustable Rate Preferred Stock shall be entitled to annual preferential dividends, in accordance with the provisions of Article VI, Section 3 of the Articles in an amount determined in accordance with the formula described in the next succeeding paragraph. Dividends shall commence to accrue from the date of the original issue of the shares. The first dividend date shall be February 15, 1983.

               The annual dividend per share on the Adjustable Rate Preferred Stock will be computed at the rate of 10.8% per annum based on par value for the initial dividend period ending February 15, 1983 and at 1% below the Applicable Rate, from time to time in effect for each subsequent dividend period. However, the dividend rate for any dividend period shall in no event be less than 7% per annum or greater than 14-1/2% per annum.

               Except as provided below in this paragraph, the "Applicable Rate" for any dividend period will be the highest of (i) the Treasury Bill Rate, (ii) the Ten Year Constant Maturity Rate, and ( iii) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be the higher of whichever of such rates can be so determined. In the event that the Company determines in good faith that none of such rates can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period shall be continued for such dividend period.

               Except as provided below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the February 15, May 15, August 15 or November 15, as the case may be, prior to the dividend period for which the dividend rate on the Adjustable Rate
Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City(or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

               Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the February 15, May 15, August 15, or November 15, as the case may be, prior to the dividend period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities(other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

         Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the February 15, May 15, August 15, or November 15, as the case may be, prior to the dividend period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any

Federal Reserve Bank or, by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

               The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

               The amount of dividends per share payable for each dividend period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the par value per share of the Adjustable Rate Preferred Stock. The amount of dividends payable for the initial dividend period or any period shorter than a full quarterly dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in such period.

               The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holder of the Adjustable Rate Preferred Stock.

               As used herein, the term "Calendar Period" means a period of fourteen calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

          3. REDEMPTION. The Company may not redeem the Adjustable Rate Preferred Stock prior to November 15, 1987. Thereafter the Company may, at its option expressed by resolution of the Board of Directors, redeem the Adjustable Rate Preferred Stock as a whole at any time or in part from time to time in accordance with the provisions of Article VI, Section 5, of the Articles at the redemption price of $103 per share if redeemed in the period from November 15, 1987 through November 14, 1992 and at its par value per share if redeemed thereafter, in each case together with any accrued dividends (sometimes in the Articles called the "optional redemption price").

          4. LIQUIDATION PREFERENCES. In the event of any liquidation, dissolution or winding up of the Company, if involuntary, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive, for each share thereof, the sum of $100 together with accrued dividends, or, in case such liquidation, dissolution or winding up shall have been voluntary, an amount per share equal to $103 through November 14, 1992 and $100 thereafter, plus accrued dividends, before any distribution of the assets shall be made to the holders of the Preference Stock, the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Adjustable Rate Preferred Stock; but the holders of the Adjustable Rate Preferred Stock shall be entitled to no further participation in such distribution.

          5. SINKING FUND. The Adjustable Rate Preferred Stock shall not be entitled to the benefits of a sinking fund.

          6. CONVERSION. The shares of the Adjustable Rate Preferred Stock shall not be convertible into share of stock of the Company of any other class, into any shares of $100 par value Preferred Stock of the Company of any other series or into any other type of securities.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed in duplicate in its name and on its behalf by its duly authorized officers and its corporate seal to be affixed hereto, this 13th day of December, 1982.

                                       PUGET SOUND POWER & LIGHT COMPANY


                                       By   /s/ John W. Ellis
                                         -------------------------------
                                            John W. Ellis, President


                                       By   /s/  W. E. Watson
                                         -------------------------------
                                            W. E. Watson, Secretary

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )

     W. E. Watson, being duly sworn, on oath deposes and says that he is Secretary of Puget Sound Power & Light Company, that he has read the foregoing document, knows the contents thereof and believes the same to be true.


                                             /s/ W. E. Watson
                                       ----------------------------------
                                                 W. E. Watson


     SUBSCRIBED AND SWORN to me this 13th day of December, 1982.



                                            /s/ Lucius H. Biglow, Jr.
                                       --------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Medina

                      PUGET SOUND POWER & LIGHT COMPANY
                 STATEMENT OF RELATIVE RIGHTS AND PREFERENCES
                          FOR THE 8% PREFERRED STOCK


                      -----------------------------------


          Pursuant to Section 23A.08.130 of the Washington Business Corporation Act, Puget Sound Power & Light Company (the "Company"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Company duly convened and held on October 3, 1973, the following resolution was duly adopted:

          RESOLVED - That pursuant to the authority expressly vested in it by the Company's Articles of Incorporation and subject to the preferences, limitations and relative rights set forth in the Company's Restated Articles of Incorporation (the "Articles") which are applicable to Preferred Stock of all series or to all classes of stock of the Company, the Board of Directors of the Company hereby establishes a series of the Company's Preferred Stock and fixes and determines the relative rights and preferences of such series, including the designation of the series, the rate of dividends, the price, terms and conditions of redemption, and the creation of a sinking fund, as follows:



                ANNEX A TO RESTATED ARTICLES OF INCORPORATION

          1. DESIGNATION. The shares of such series shall be designated "8% Preferred Stock" (the "New Preferred Stock" herein and the number of shares constituting such series shall be 150,000.

          2. DIVIDENDS. The holders of the New Preferred Stock shall be entitled to preferential dividends at the rate of eight percent (8%) as provided in Section 3 of the Articles.

          3. REDEMPTION. The Company may, at its option expressed by resolution of the Board of Directors, redeem the New Preferred Stock as a whole at any time or in part from time to time in accordance with the provisions of Section 5 of the Articles at:

          $108.00 per share if redeemed on or prior to February 15, 1978,

          $105.00 per share if redeemed thereafter and on or prior to February 15, 1983,

          $103.00 per share if redeemed thereafter and on or prior to February 15, 1988, and

          $101.00 per share if redeemed thereafter,

in each case together with any accrued dividends (sometimes in the Articles called the "optional redemption price"); provided however, that no such redemption shall be made prior to October 1,1978 if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking, as to dividends or assets, prior to or on a parity with the New Preferred Stock if such borrowed funds have an interest rate or cost to the Company (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Company (so calculated) less than the dividend rate per annum of the New Preferred Stock.

          4. SINKING FUND. The New Preferred Stock shall be entitled to the benefits of a sinking fund as follows:

               (A) On February 15 in each year, commencing with the year 1975, the Company shall, upon notice given as provided in Section 5 of the Articles, redeem at a price per share equal to $100, together with accrued dividends (sometimes in the Articles called the "sinking fund redemption price"), a number of shares of the New Preferred Stock as follows: 4,000 shares per year in the years 1975 through 1984, 5,000 shares per year in the years 1985 through 1989, 6,000 shares per year in the years 1990 through 2003, and 1,000 shares in the year 2004. The Company may, at its option, by written notice signed by its President or one of its Vice-Presidents and given to the transfer agent for the New Preferred Stock, increase by not more than 100% the number of shares provided in the preceding sentence to be redeemed on any said February 15, which right shall be noncumulative. The obligation to redeem shares of the New Preferred Stock pursuant to the provisions of this Section, as such obligation may be increased by the Company pursuant to the preceding sentence, is herein sometimes referred to as the "sinking fund obligation."

               (B) The sinking fund obligation shall be cumulative so that if on any February 15, on or after February 15, 1975, the Company shall not have satisfied to the full extent the sinking fund obligation then due, for any reason whatsoever, then any such deficiency shall be made good before (i) any dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends or assets in liquidation to the Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preferred Stock) or any other distribution shall be made on any shares of such junior stock, (ii) any shares of stock ranking junior to the Preferred Stock as to dividends or assets in liquidation may be redeemed, purchased or otherwise retired for a consideration by the Company (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of the Company ranking junior to the Preferred Stock as to dividends and assets in liquidation), or (iii) any shares of Preferred Stock or of any stock ranking on a parity with the Preferred Stock may be redeemed, purchased or otherwise retired for a consideration by the Company. Nothing herein contained, however, shall prevent the Company from satisfying, in whole or in part, its obligations in respect of any sinking or purchase fund for shares of any other series of Preferred Stock, provided that any sinking fund obligations for the New Preferred Stock, which shall have theretofore become due as aforesaid and not have been satisfied, shall be satisfied by a percentage not less than that by which any obligation of the Company in respect of any such other fund is to be satisfied.

               (C) The Company shall have the right to satisfy, in whole or in part, any sinking fund obligation (including any deficiency in any past sinking fund obligation) by crediting against such obligation any shares of the New Preferred Stock purchased or otherwise acquired by the Company, such credit to be effected by delivering to the transfer agent for the New Preferred Stock not later than the January 1 next preceding the February 15 on which there is due any sinking fund obligation in respect of which such credit is to be taken, a certificate signed by its President or one of its Vice-Presidents or its Treasurer or one of its Assistant Treasurers, specifying the election of the Company to take such credit and stating that no previous sinking fund credit has been taken in respect of any such shares.

               (D) At least one day prior to the February 15 on which any sinking fund obligation is due, the Company shall deliver to the transfer agent for the New Preferred Stock, in trust for such redemption, an amount of money sufficient to redeem all shares of such stock called for redemption to satisfy such obligation, to be held and applied as provided in Section 5 of the Articles, and certificates properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, for any shares of such stock purchased or otherwise acquired by the Company which are to be used as a credit against the sinking fund obligation due on such date, for cancellation as provided in Section 5 of the Articles with respect to shares redeemed for sinking fund purposes.

          5. CONVERSION. The shares of the New Preferred Stock shall not be convertible into shares of stock of the Company of any other class, into any shares of Preferred Stock of the Company of any other series or into any other type of securities.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in triplicate in its name and on its behalf by its duly authorized officers and its corporate seal to be affixed hereto, this 3rd day of October, 1973.

                                         PUGET SOUND POWER & LIGHT COMPANY



                                         By    /s/ Ralph M. Davis
                                            ----------------------------
                                               Ralph M. Davis, President



                                         By    /s/ Wilbur E. Watson
                                             ---------------------------
                                               Wilbur E. Watson, Secretary

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

          WILBUR E. WATSON, being duly sworn, on oath deposes and says that he is Secretary of Puget Sound Power & Light Company, that he has read the foregoing document, knows the contents thereof and believes the same to be true.



                                        /s/ Wilbur E. Watson
                                        --------------------------------
                                        Wilbur E. Watson, Secretary

          SUBSCRIBED AND SWORN to before me this 3rd day of October, 1973.



                                             /s/ Russel E. Olson
                                        --------------------------------
                                        Notary Public in and for the State of
                                        Washington, residing at Bellevue

                      PUGET SOUND POWER & LIGHT COMPANY

             STATEMENT OF RELATIVE RIGHTS AND PREFERENCES FOR
                THE 9.36% PREFERRED STOCK, $25 PAR VALUE


                       --------------------------


          Pursuant to Section 23A.08.130 of the Washington Business Corporation Act, Puget Sound Power & Light Company (the "Company"), a Washington Corporation, hereby states that at a meeting of the Board of Directors of the Company duly convened and held on February 5, 1979, the following resolution was duly adopted:

          RESOLVED - That pursuant to the authority expressly vested in it by the Company's Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Company hereby establishes an additional series of the Company's $25 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and preferences thereof, including the rate of dividends, the price, terms and conditions of redemption, the creation of a sinking fund, and the amount payable upon shares in the event of voluntary or involuntary liquidation, as follows:



          ANNEX B TO RESTATED ARTICLES OF INCORPORATION

          1. DESIGNATION. The shares of such series shall be designated "9.36% Preferred Stock, $25 par value" (the "New Preferred Stock" herein) and the number of shares constituting such series shall be 2,000,000.

          2. DIVIDENDS. The holders of the New Preferred Stock shall be entitled to annual preferential dividends, in accordance with the provisions of Article VI, Section 3 of the Articles at the rate of nine and 36/100 percent (9.36%) of the par value thereof. Dividends shall commence to accrue from the date of the original issue of the shares. The first dividend date shall be May 15, 1979.

          3. REDEMPTION. The Company may, at its option expressed by resolution of the Board of Directors, redeem the New Preferred Stock as a whole at any time or in part from time to time in accordance with the provisions of Article VI, Section 5, of the Articles at:

          $27.35    per share if redeemed on or prior to
                    March 1, 1984;

          $26.55    per share if redeemed thereafter and on
                    or prior to March 1, 1989;

          $25.75    per share if redeemed thereafter and on
                    or prior to March 1, 1994;

          $25.25    per share if redeemed thereafter;

in each case together with any accrued dividends (sometimes in the Articles called the "optional redemption price"); provided, however, that no such redemption shall be made prior to March 1, 1984 if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking, as to dividends or assets in liquidation, prior to or on a parity with the New Preferred Stock if such funds or proceeds have an effective cost to the Company (calculated in accordance with generally accepted financial practice) below that of the New Preferred Stock.

          4. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Company, if involuntary, the holders of the New Preferred Stock shall be entitled to receive, for each share thereof, the sum of $25 together with accrued dividends, or, in case such liquidation, dissolution or winding up shall have been voluntary, an amount per share equal to the then applicable optional redemption price, before any distribution of the assets shall be made to the holders of the Preference Stock, the Common Stock or stock of any other class ranking junior as to assets in liquidation to the New Preferred Stock; but the holders of the New Preferred Stock shall be entitled to no further participation in such distribution.

          5. SINKING FUND. The New Preferred Stock shall be entitled to the benefits of a sinking fund as follows:

               (A) On March 1 in each year, commencing with the year 1987, the Company shall, upon notice given as provided in Section 5 of the Articles, redeem 81,000 shares per year at a price per share equal to $25, together with accrued dividends (sometimes in the Articles called the "sinking fund redemption price. The Company may, at its option, by written notice signed by its President or one of its Vice Presidents and given to the transfer agent for the New Preferred Stock, increase by not more than 100% the number of shares provided in the preceding sentence to be redeemed on any said March 1, which right shall be non-cumulative. The obligation to redeem shares of the New Preferred Stock pursuant to the provisions of this Section, as such obligation may be increased by the Company pursuant to the preceding sentence, is herein sometimes referred to as the "sinking fund obligation."

               (B) The sinking fund obligation shall be cumulative so that if on any March 1, on or after March 1, 1987, the Company shall not have satisfied to the full extent the sinking fund obligation then due, for any reason whatsoever, then any such deficiency shall be made good before (i) any dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends or assets in liquidation to the New Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the New Preferred Stock) or any other distribution shall be made on any shares of such junior stock, (ii) any shares of stock ranking junior to the New Preferred Stock as to dividends or assets in liquidation may be redeemed, purchased or otherwise retired for a consideration by the Company (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of the Company ranking junior to the New Preferred
Stock as to dividends and assets in liquidation) or (iii) any shares of New Preferred Stock or of any stock ranking on a parity with the New Preferred
Stock may be
redeemed, purchased or otherwise retired for a consideration by the Company. Nothing herein contained, however, shall prevent the Company from satisfying, in whole or in part, its obligations in respect of any sinking or purchase fund for shares of any other series or class of Preferred Stock, provided that any sinking fund obligations for the New Preferred Stock, which shall have theretofore become due as aforesaid and not have been satisfied, shall be satisfied by a percentage not less than that by which any obligation of the Company in respect of any such other fund is to be satisfied.

               (C) The Company shall have the right to satisfy, in whole or in part, any sinking fund obligation (including any deficiency in any past sinking fund obligation) by crediting against such obligation any shares of the New Preferred Stock purchased or otherwise acquired by the Company, such credit to be effected by delivering to the transfer agent for the New Preferred Stock not later than the January 15 next preceding the March 1 on which there is due any sinking fund obligation in respect of which such credit is to be taken, a certificate signed by its President or one of its Vice Presidents or its Treasurer, specifying the election of the Company to take such credit and stating that no previous sinking fund credit has been taken in respect of any such shares.

               (D) At least one day prior to the March 1 on which any sinking fund obligation is due, the Company shall deliver to the transfer agent for the New Preferred Stock, in trust for such redemption, an amount of money sufficient to redeem all shares of such stock called for redemption to satisfy such obligation, to be held and applied as provided in Section 5 of the Articles, and certificates properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, for any shares of such stock purchased or otherwise acquired by the Company which are to be used as a credit against the sinking fund obligation due on such date, for cancellation as provided in
Section 5 of the Articles with respect to shares redeemed for sinking fund purposes.

          6. CONVERSION. The shares of the New Preferred Stock shall not be convertible into shares of stock of the Company of any other class, into any shares of $25 par value Preferred Stock of the Company of any other series or into any other type of securities.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed in duplicate in its name and on its behalf by its duly authorized officers and its corporate seal to be affixed hereto, this 5th day of February, 1979.

                                          PUGET SOUND POWER & LIGHT COMPANY



                                          By   /s/ John W. Ellis
                                            ------------------------------
                                               John W. Ellis, President



                                          By   /s/ Wilbur E. Watson
                                            ------------------------------
                                               W. E. Watson, Secretary

STATE OF WASHINGTON  )
                     ) ss
COUNTY OF KING       )


     W. E. Watson, being duly sworn, on oath deposes and says that he is Secretary of Puget Sound Power & Light Company, that he has read the foregoing document, knows the contents thereof and believes the same to be true.



                                              /s/ Wilbur E. Watson
                                            -----------------------------
                                              W. E. Watson



     SUBSCRIBED AND SWORN to before me this 5th day of February, 1979.



                                              /s/ Lucius H. Biglow, Jr.
                                             ----------------------------
                                             Notary Public in and for the
                                             State of Washington, residing
                                             in Medina